UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
N-ABLE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) Per Exchange Act Rules 14a-6(i)(1) and 0-11.

N-able, Inc.
30 Corporate Drive, Suite 400
Burlington, Massachusetts 01803
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2025
To the Stockholders of N-able, Inc.:
The annual meeting of stockholders for N-able, Inc. will be held on Thursday, May 22, 2025 at 9:00 a.m. Eastern Time. The annual meeting of stockholders will be a completely “virtual” meeting. You will be able to attend the meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/NABL2025 and entering the control number included on your proxy card or in the instructions that accompany your proxy materials.
The purposes of the meeting are:

1.	To elect two Class I directors named in the accompanying proxy statement (Proposal One);
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal Two);
3.	To vote on a non-binding advisory basis to approve the compensation of our named executive officers (Proposal Three); and
4.	To transact such other business as may properly come before the annual meeting.
Our board of directors has fixed the close of business on March 25, 2025 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. This notice of annual meeting of stockholders and accompanying proxy statement are being distributed or made available to stockholders beginning on or about April 11, 2025.

YOUR VOTE IS IMPORTANT!

Whether or not you expect to attend the meeting, please promptly vote your shares either over the Internet, by telephone, or by mail so that your shares may be represented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2025 AT 9:00 A.M. EASTERN TIME IN A LIVE WEBCAST AT www.virtualshareholdermeeting.com/NABL2025: THIS PROXY STATEMENT AND THE 2024 ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com.

By order of the Board of Directors,
John Pagliuca
President, Chief Executive Officer and Director
Burlington, Massachusetts
Date: April 11, 2025

N-able, Inc.
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on May 22, 2025

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We have made statements in this proxy statement that are forward-looking and therefore subject to risks and uncertainties, including statements regarding our executive and director compensation programs, strategies and expectations. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and similar terms are generally intended to identify forward-looking statements. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including those described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, a copy of which we are providing (or making available) to our stockholders concurrently with this proxy statement, and in our subsequent Quarterly Reports on Form 10-Q. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to revise or update any forward-looking statement, whether because of new information, future events or otherwise.

N-able, Inc.
30 Corporate Drive
Suite 400
Burlington, Massachusetts 01803
(781) 328-6490
PROXY STATEMENT
FOR THE
2025 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement is furnished in connection with the solicitation of proxies to be voted at our annual meeting of stockholders, which will be held virtually at www.virtualshareholdermeeting.com/NABL2025 on Thursday, May 22, 2025 at 9:00 a.m. Eastern Time, which we refer to as the Annual Meeting. On or about April 11, 2025, we began mailing to stockholders of record a Notice of Internet Availability of Proxy Materials, or Notice, or a full set of the proxy materials for our Annual Meeting, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, or the 2024 Annual Report, and an accompanying proxy card.
In this proxy statement, “Company,” “we,” “us” and “our” refer to N-able, Inc. and its consolidated subsidiaries. The term “Silver Lake Funds” refers to Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., and SLP Aurora Co-Invest, L.P. The term “Thoma Bravo Funds” refers to Thoma Bravo Fund XI, L.P., Thoma Bravo Fund XI-A, L.P., Thoma Bravo Fund XII, L.P., Thoma Bravo Fund XII-A, L.P., Thoma Bravo Executive Fund XI, L.P., Thoma Bravo Executive Fund XII, L.P., Thoma Bravo Executive Fund XII-A, L.P., Thoma Bravo Special Opportunities Fund II, L.P. and Thoma Bravo Special Opportunities Fund II-A, L.P., and the term “Thoma Bravo” refers to Thoma Bravo UGP, LLC, the ultimate general partner of the Thoma Bravo Funds, and, unless the context otherwise requires, its affiliated entities, including Thoma Bravo, L.P., the management company of the Thoma Bravo Funds. The term “Sponsors” refers collectively to Silver Lake and Thoma Bravo, together with the Silver Lake Funds and the Thoma Bravo Funds and their respective affiliates.
Why am I receiving these materials?
You have received these proxy materials because our board of directors, or Board, is soliciting your proxy to vote your shares at the Annual Meeting. You are invited to attend the Annual Meeting (which will take place through a live webcast, by visiting www.virtualshareholdermeeting.com/NABL2025) to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting through the webcast to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to vote by proxy over the telephone or through the Internet prior to the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we are permitted to furnish our proxy materials to our stockholders over the Internet by delivering the Notice in the mail to notify our stockholders that such materials are available. As a result, most of our stockholders have not been provided a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and the 2024 Annual Report over the Internet at www.proxyvote.com. The Notice also instructs you on how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.
How can I attend the Annual Meeting?
The meeting will be held virtually on Thursday, May 22, 2025 at 9:00 a.m. Eastern Time, through a live webcast on the website www.virtualshareholdermeeting.com/NABL2025. You will need to enter the control number included on your proxy card or in the instructions that accompany your proxy materials to enter the virtual meeting.
Why are we holding the Annual Meeting virtually?
We believe that hosting a virtual meeting is in the best interests of the Company and its stockholders, as it enables increased stockholder attendance and participation because stockholders can participate from any location around the world while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. It also reduces our costs and, in a small way, the carbon footprint of our activities.
Who is entitled to vote?
Holders of our common stock at the close of business on March 25, 2025 are entitled to vote. We refer to March 25, 2025 in this proxy statement as the “record date.”

To how many votes is each share of common stock entitled?
Holders of common stock are entitled to one vote per share. On the record date, there were 188,957,206 shares of our common stock outstanding and entitled to vote.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, to be a “stockholder of record.” The Notice or a printed copy of our proxy materials has been or will be sent directly to you.
If your shares are held in a brokerage account or by a bank or other holder of record, then your shares are held in “street name” and you are considered the “beneficial owner” of those shares. In this case, the Notice or a printed copy of our proxy materials has been or will be sent to you by your bank, broker or other holder of record. As a beneficial owner, you will receive instructions from your bank or broker that you must follow in order for your shares to be voted. Many of these institutions offer telephone and Internet voting. If your voting instruction form or Notice indicates that you may vote your shares through www.proxyvote.com, you will need the control number indicated on that form or Notice. If you did not receive a control number, please contact your bank, broker or other holder of record before the Annual Meeting and obtain a legal proxy to be able to participate in or vote at the Annual Meeting.
How do I vote?
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy using the enclosed proxy card and return envelope, or vote by proxy over the telephone or through the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting via webcast, even if you have already voted by proxy.
•By Internet. To vote by proxy through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number included on your proxy card, voting instruction form or the Notice. To be counted, we must receive your vote by 11:59 p.m. Eastern Time on May 21, 2025, the day prior to the Annual Meeting.
•By telephone. To vote by proxy over the telephone, dial toll-free, 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number included on your proxy card, voting instruction form or the Notice. To be counted, we must receive your vote by 11:59 p.m. Eastern Time on May 21, 2025, the day prior to the Annual Meeting.
•By mail. If you received a paper copy of the proxy materials, you can vote using the enclosed proxy card, by completing, signing, dating, and returning it promptly in the envelope provided. To be counted, we must receive your signed proxy card by 11:59 p.m. Eastern Time on May 21, 2025, the day prior to the Annual Meeting.
•At the Annual Meeting. To vote virtually during the live webcast of the Annual Meeting, please follow the instructions for attending and voting at the meeting posted at  www.virtualshareholdermeeting.com/NABL2025. You will need the control number included on your proxy card, voting instruction form or the Notice. All votes must be received by the inspectors of election appointed for the meeting before the polls close at the Annual Meeting.
If you hold shares in street name through a bank, broker or other holder of record, please refer to the Notice or other information forwarded by your bank, broker or other holder of record to see which voting options are available to you. To vote virtually during the live webcast of the Annual Meeting, you must obtain a valid proxy from your bank, broker or other holder of record. Follow the instructions from your bank, broker or other holder of record, included with these proxy materials, or contact your bank, broker or other holder of record to request a proxy form.
Can I ask questions at the Annual Meeting?
Yes. You will be afforded the opportunity to participate in the Annual Meeting by asking questions via the Internet at www.virtualshareholdermeeting.com/NABL2025. During the formal portion of the meeting, all questions presented should relate directly to the proposal under discussion. Questions from multiple stockholders on the same topic or that are otherwise related to a particular topic may be grouped, summarized and answered together. If questions submitted are irrelevant to the business of the Annual Meeting or are out of order or not otherwise suitable for the conduct of the Annual Meeting, as determined by the Chair or Secretary in their reasonable judgment, we may choose to not address them. If there are any matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, such matters may be raised separately after the Annual Meeting.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
What if I change my mind after I return my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. If you are a stockholder of record, you may do this by:
•submitting a subsequent proxy by using the Internet, by telephone or by mail with a later date;
•sending a timely written notice of revocation to Corporate Secretary, N-able, Inc., 30 Corporate Drive, Suite 400, Burlington, Massachusetts 01803; or
•attending the Annual Meeting and voting virtually during the live webcast.
If you hold shares in street name, you may do this by:
•submitting new voting instructions in the manner provided by your bank, broker or other holder of record; or
•attending the Annual Meeting and voting virtually during the live webcast, which may require you to obtain a “legal proxy” from your bank, broker or other holder of record if you do not receive a control number from the record holder.
Please note that simply attending the meeting will not, by itself, revoke your proxy.
What constitutes a quorum?
The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. On the record date, there were 188,957,206 shares of our common stock outstanding and entitled to vote. This means that a quorum will be present if 94,478,604 shares of our common stock are present in person or represented by executed proxies timely received by us at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting. If a quorum is present, we can hold the Annual Meeting and conduct business. If a quorum is not present, we may adjourn the meeting to solicit additional proxies.
On what items am I voting?
You are being asked to vote on three items:
•the election of two Class I directors nominated by the Board and named in the proxy statement to serve a term of three years until our 2028 annual meeting of stockholders (Proposal One);
•the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal Two); and
•the approval, on a non-binding advisory basis, of the compensation of our named executive officers (Proposal Three).
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
How may I vote for the nominees for director, and how many votes must the nominees receive to be elected?
With respect to the election of each of the nominees for director, you may:
•vote FOR the election of the director nominee; or
•vote WITHHOLD with respect to the election of the director nominee.
The two nominees for director receiving the most FOR votes from the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors will be elected. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees.
What happens if a nominee is unable or unwilling to stand for election?
If a nominee is unable or unwilling to stand for election, the Board may either:

•reduce the number of directors that constitute the Board; or
•designate a substitute nominee.
If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election or unwilling for good cause will be voted for the substitute nominee.
How may I vote for the ratification of the appointment of our independent registered public accounting firm, and how many votes must the proposal receive to pass?
With respect to the proposal to ratify the appointment of our independent registered public accounting firm, you may:
•vote FOR the proposal;
•vote AGAINST the proposal; or
•ABSTAIN from voting on the proposal.
The ratification of the appointment of our independent registered public accounting firm must receive the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal. Because the approval of this proposal is a routine matter on which a broker is generally empowered to vote, if you do not submit voting instructions, your broker may exercise its discretion to vote your shares on this proposal.
How may I vote on the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers, and how many votes must the proposal receive to pass?
With respect to the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers, you may:
•vote FOR the proposal;
•vote AGAINST the proposal; or
•ABSTAIN from voting on the proposal.
The approval of the compensation of our named executive officers must receive the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Because this vote is advisory, it will not be binding upon the Board, the compensation committee or the Company. However, the compensation committee will strongly consider the outcome of the vote when determining future executive compensation arrangements. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal. Broker non-votes (which are described below) are not votes cast and will not be counted in determining the outcome of this proposal.
How does the Board recommend that I vote?
The Board recommends a vote:
•FOR each of the director nominees;
•FOR the ratification of the appointment of our independent registered public accounting firm; and
•FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers.
What happens if I do not give specific voting instructions?
If you either:
•indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or
•sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. See the section entitled “Other Matters” below.
If I hold my shares in a brokerage account, what happens if I do not provide voting instructions to my broker?
If your shares are held in street name through a broker and you do not provide voting instructions to your broker, your broker will have discretion to vote your shares only on “routine matters,” such as the ratification of the appointment of our independent registered public accounting firm described in Proposal Two. Proposals One and Three in this proxy statement are each considered a “non-routine matter.” If the broker that holds your shares does not receive instructions from you on how to vote your shares, your broker will not have the authority to vote your shares on Proposal One or Proposal Three. Therefore, if you do not submit voting instructions, your broker may exercise its discretion to vote your shares on Proposal Two and your shares will constitute “broker non-votes” with respect to Proposals One and Three. Broker non-votes will have no effect on the election of directors or on the approval of the compensation of our named executive officers.
We encourage you to provide instructions to your brokerage firm through one of the voting methods they have provided. This action ensures your shares will be voted at the meeting in accordance with your wishes.
How are broker non-votes and abstentions treated?
Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. With respect to the various proposals:
•Proposal One: Broker non-votes will not count as a vote “FOR” or “WITHHOLD” with respect to a nominee’s election and will have no impact on the outcome of the election of directors.
•Proposal Two: Abstentions will be counted towards the vote total and will have the same effect as votes against this proposal. Because the approval of Proposal Two is a routine matter on which a broker is generally empowered to vote, if you do not submit voting instructions, your broker may exercise its discretion to vote your shares on this proposal.
•Proposal Three: Abstentions will be counted towards the vote total and will have the same effect as votes against this proposal. Broker non-votes will not be counted and will have no impact on the outcome of Proposal Three.
In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions to the broker that holds your shares by carefully following the instructions provided by your broker.
I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain a separate copy of the proxy materials?
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, if you have elected to receive a full set of the proxy materials by mail, we will deliver a single copy of this proxy statement and the 2024 Annual Report to stockholders of record who have the same address unless we are notified that one or more of these stockholders wishes to receive individual copies. This procedure reduces our printing costs and postage fees.
If you participate in householding, upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If you wish to receive a separate copy of this proxy statement and the 2024 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717; or by telephone at 1-866-540-7095. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this proxy statement and the 2024 Annual Report, or if you hold our common stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc. as indicated above.
If your shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of the Notice, this proxy statement or the 2024 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.
How can I submit a proposal for the 2026 annual meeting?
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2026 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion, stockholder proposals must be submitted in accordance with Rule 14a-8 and received by us not later than December 12, 2025. Stockholder proposals received after the close of business on December 12, 2025 would be untimely. Stockholder proposals must be in writing and received by the deadline described above at our principal executive offices at N-able, Inc., 30 Corporate Drive, Suite 400, Burlington, Massachusetts 01803, Attention: Corporate Secretary. If we do not receive a stockholder proposal by the deadline described above, the proposal may be excluded from our proxy statement for our 2026 annual meeting.

Requirements for Stockholder Proposals or Director Nominations to Be Brought Before the 2026 Annual Meeting of Stockholders. Notice of any proposal or director nomination that you intend to present at the 2026 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2026 annual meeting of stockholders, must be delivered to our Corporate Secretary by mail at N-able, Inc., 30 Corporate Drive, Suite 400, Burlington, Massachusetts 01803, Attention: Corporate Secretary not less than 90 days (February 21, 2026) nor more than 120 days (January 22, 2026) in advance of the anniversary of our 2025 annual meeting. In addition, to be properly brought before the annual meeting your notice must set forth the information required by the Company’s bylaws with respect to each director nomination or other proposal that you intend to present at the 2026 annual meeting of stockholders. Our bylaws are available on the “Governance” portion of our website at investors.n-able.com or may be obtained by writing to our Corporate Secretary. In addition to satisfying advance notice requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026, which is 60 days prior to the anniversary date of the 2025 annual meeting of stockholders. Unless we receive notice in the manner specified above, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our 2026 annual meeting of stockholders. Such requests and all notices of proposals and director nominations by stockholders should be sent to N-able, Inc., 30 Corporate Drive, Suite 400, Burlington, Massachusetts 01803, Attention: Corporate Secretary.

PROPOSAL ONE: ELECTION OF DIRECTORS
Our Board is currently comprised of seven directors and is divided into three classes with staggered three-year terms. The Board currently has two directors in Class I, three directors in Class II and two directors in Class III. The term of office of our Class I directors, William Bock and John Pagliuca, will expire at this year's annual meeting of stockholders. Each of our current Class I directors is standing for election. The term of office of our Class II directors, Michael Bingle, Darryl Lewis and Cam McMartin, will expire at the 2026 annual meeting. The term of office of our Class III directors, Ann Johnson and Michael Widmann, will expire at the 2027 annual meeting. There are no family relationships between any of our directors or executive officers.
Nominees for Election as Class I Directors at the Annual Meeting
Listed below are this year’s nominees for election to the Board as Class I directors. Each of the director nominees has consented to be named in this proxy statement and to serve if elected. If elected, each nominee will serve for a term of three years expiring at the 2028 annual meeting of stockholders or until a successor has been duly elected and qualified or until the nominee’s earlier death, resignation or removal. The age of each director is as of the date of this proxy statement.

Name	Age	Positions and Offices Held with Company	Director Since
William Bock	74	Director	July 2021
John Pagliuca	48	President, Chief Executive Officer and Director	April 2021
William Bock. William Bock has served as Chairman of the board of directors of N-able since July 16, 2021. Mr. Bock has served as a board director and advisor for a number of technology companies since his retirement from Silicon Laboratories Inc., or Silicon Labs, in 2016. Mr. Bock previously served as President of Silicon Labs from 2013 to 2016 and as Chief Financial Officer and Senior Vice President of Silicon Labs from 2006 to 2011. From 2001 to 2006, Mr. Bock participated in the venture capital industry, principally as a partner with CenterPoint Ventures. Before his venture career, Mr. Bock held senior executive positions with three venture-backed companies, Dazel Corporation, Tivoli Systems and Convex Computer Corporation. Mr. Bock began his career with Texas Instruments. Mr. Bock currently serves on the board of directors of Silicon Labs (NASDAQ: SLAB) and SailPoint Technologies (NASDAQ: SAIL) and is Board Chairman of SolarWinds (NYSE:SWI). SolarWinds has previously publicly announced that it has entered into a definitive agreement to be acquired by Turn/River Capital in a take-private transaction which is expected to close during the second quarter of 2025. He previously served on the board of directors of Convio (NASDAQ: CNVO), Entropic Communications (NASDAQ: ENTR) and Borderfree, Inc. (NASDAQ: BRDR). Mr. Bock holds a B.S. in computer science from Iowa State University and a M.S. in industrial administration from Carnegie Mellon University. Our Board believes that Mr. Bock’s extensive board and industry experience and overall knowledge of our business qualify him to serve as a director.

John Pagliuca. John Pagliuca has served as our Chief Executive Officer and as a director since April 12, 2021. Mr. Pagliuca brings over 20 years of leadership experience to his role, with a significant focus in the software and SaaS industry. Mr. Pagliuca previously served as the Executive Vice President and Division President, N‑able (formerly SolarWinds MSP) since January 2020. Prior to that, Mr. Pagliuca served as Executive Vice President & General Manager, N-able from January 2019 to January 2020 and Senior Vice President, General Manager, N-able from November 2016 to January 2019. Mr. Pagliuca joined N-able with the acquisition of LogicNow in May 2016, where he served as Chief Financial Officer from July 2015 to November 2016 and Vice President of Finance and Operations from February 2013 to July 2015. Prior to joining LogicNow, he served as the Vice President of Finance and Operations at Airvana. Mr. Pagliuca currently serves on the board of 8x8, Inc. (NASDAQ: EGHT). He holds a B.S. in Accounting from Babson College.  Our Board believes that Mr. Pagliuca’s financial and business expertise, his extensive experience working with software and other SaaS companies and his daily insight into corporate matters as our principal executive officer make him well-qualified to serve as a director.

Continuing Directors Not Standing for Election
Certain information about those directors whose terms do not expire at the 2025 annual meeting is furnished below. The ages of each director are as of the date of this proxy statement.

Name	Age	Positions and Offices Held with Company	Director Since
Michael Bingle	52	Director	July 2021
Ann Johnson	59	Director	November 2021
Darryl Lewis	59	Director	July 2021
Cam McMartin	68	Director	July 2021
Michael Widmann	36	Director	July 2021
Class II Directors (Terms Expire in 2026)
Mike Bingle. Mike Bingle has served as a member of our board of directors since July 16, 2021. Mr. Bingle is currently Vice Chairman of Silver Lake, which he joined in 2000. Prior to joining Silver Lake, Mr. Bingle was a principal at Apollo Management, L.P. Prior to Apollo, he worked in the Investment Banking Division of Goldman, Sachs & Co. Mr. Bingle serves on the boards of directors of Achievers Holdings, Inc. and Blackhawk Network Holdings, Inc. He also serves on the Board of Trustees of Duke University and as a member of the Council on Foreign Relations. Previously, Mr. Bingle was a director of Ameritrade Holding Corp. (NYSE:AMTD), Ancestry.com LLC, Credit Karma, Inc., Datek Online Holdings, Inc., Fanatics Holdings, Inc., Gartner, Inc. (NYSE:IT), Gerson Lehrman Group, Inc., Interactive Data Corporation, IPC Systems, Inc., Instinet, Inc., Mercury Payment Systems, SoFi Technologies, Inc. (NASDAQ: SOFI), SolarWinds (NYSE: SWI) and Virtu Financial, Inc. (NASDAQ: VIRT). Mr. Bingle received a B.S.E. in Biomedical Engineering from Duke University. Our Board believes that Mr. Bingle’s board and industry experience and overall knowledge of our business qualify him to serve as a director.
Darryl Lewis. Darryl Lewis has served as a member of our board of directors since July 16, 2021. Mr. Lewis is currently an Operating Partner at Banneker Partners, where he has served in that capacity since March 2019. Mr. Lewis previously served as the Chief Technology Officer for STATS, a Vista Equity Partners portfolio company, from June 2015 to June 2017. Prior to STATS, he was the Managing Director of Product & Technology for Vista Equity Partners from June 2013 to June 2015, where he led technology due diligence and portfolio-wide value creation, collaborating closely with management teams across Vista’s entire portfolio. Earlier in his career, Mr. Lewis held a number of management positions at Microsoft Corporation across multiple products and divisions. Mr. Lewis holds a B.S. in Computer Science from the University of Wisconsin. Our Board believes that Mr. Lewis’s industry experience and overall knowledge of our business qualify him to serve as a director.
Cam McMartin. Cam McMartin has served as a member of our board of directors since July 16, 2021. From December 2019 through June 2021 he served as a board member and a company and fund advisor of Thoma Bravo Advantage. Mr. McMartin served as the Chief Operating Officer of SailPoint Technologies Holdings, Inc. (NYSE: SAIL) from May 2019 to December 2019, as the Chief Financial Officer from 2011 to May 2019 and as the Interim Chief Financial Officer from August 2021 through March 2022. Mr. McMartin formerly served as Managing Director and Chief Financial Officer for CenterPoint Ventures, a $425 million venture capital group. Before CenterPoint Ventures, Mr. McMartin held senior financial and operating positions with a number of corporations, including Senior VP, Operations at Dazel, Member, Office of the Chief Executive and Chief Financial Officer of DataCard, and Chief Financial Officer at Convex Computer (NYSE: CNX). Mr. McMartin holds a B.A. in Business Administration from Trinity University and an M.B.A. from the University of Michigan. Our Board believes that Mr. McMartin’s extensive industry experience, along with his financial and cybersecurity expertise, qualify him to serve as a director.
Class III Directors (Terms Expire in 2027)
Ann Johnson. Ann Johnson has served as a member of our board of directors since November 3, 2021. Ms. Johnson has been Corporate Vice President of SCI Business Development at Microsoft (NASDAQ: MSFT) since 2018, prior to which she served as VP – Enterprise Cybersecurity from 2017 to 2018 and GM – Enterprise Cybersecurity Group from 2015 to 2017. Ms. Johnson oversees the investment and strategic partner strategy roadmap for security, compliance, and identity for one of the largest tech companies on our planet to help organizations become operationally resilient on their digital transformation journey and unlock capabilities of Microsoft’s intelligent cloud and next generation AI. Ms. Johnson is a member of the board of advisors for FS-ISAC (The Financial Services Information Sharing and Analysis Center), an advisory board member for EWF (Executive Women’s Forum on Information Security, Risk Management & Privacy), and an advisory board member for HYPR Corp. Ms. Johnson recently joined the board of advisors for Cybersecurity Ventures. Our Board believes that Ms. Johnson’s industry experience and cybersecurity expertise qualify her to serve as a director.

Michael Widmann. Michael Widmann has served as a member of our board of directors since July 16, 2021. Mr. Widmann is currently a Managing Director of Silver Lake, which he joined in 2011. Previously, he worked in the Technology Investment Banking Group at Credit Suisse. He currently serves on the board of directors of SolarWinds (NYSE:SWI), TEG Pty Ltd. and and Zuora, Inc. SolarWinds has previously publicly announced that it has entered into a definitive agreement to be acquired by Turn/River Capital in a take-private transaction which is expected to close during the second quarter of 2025. Mr. Widmann received a B.A. in Economics from Claremont McKenna College. Our Board believes that Mr. Widmann’s industry experience and overall knowledge of our business qualify him to serve as a director.
Required Vote and Recommendation of the Board for Proposal One
You may vote “FOR,” or “WITHHOLD” on this proposal. The election of directors requires a plurality of the votes cast by the holders of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes are not votes cast and will not be counted in determining the outcome of the election of directors.
Our nominating and corporate governance committee has recommended, and our Board has approved, William Bock and John Pagliuca as nominees for election as Class I directors at the Annual Meeting. If elected, Mr. Bock and Mr. Pagliuca will serve as Class I directors until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified.

Our Board recommends that you vote FOR the election of Mr. Bock and Mr. Pagliuca

CORPORATE GOVERNANCE
Board of Directors
Our business and affairs are managed under the direction of our Board. Currently, our Board consists of seven persons, six of whom qualify as “independent” under the listing standards of The New York Stock Exchange, or NYSE. Of our seven directors, one identifies as a woman, one identifies as African American or Black and one identifies as LGBTQ+. The number of directors is fixed by our Board, subject to the terms of our third amended and restated certificate of incorporation, or charter, and amended and restated bylaws, or bylaws.
Pursuant to the terms of the stockholders’ agreement dated July 19, 2021, as amended, or stockholders’ agreement, described more fully under “Certain Relationships and Related Party Transactions—The Sponsors as our Controlling Shareholders,” the Sponsors are entitled to nominate members of our board of directors as follows:
•so long as the Silver Lake Funds own, in the aggregate, (i) at least 20% of the aggregate number of outstanding shares of our common stock, affiliates of Silver Lake will be entitled to nominate three directors, (ii) less than 20% but at least 10% of the aggregate number of outstanding shares of our common stock, affiliates of Silver Lake will be entitled to nominate two directors, and (iii) less than 10% but at least 5% of the aggregate number of outstanding shares of our common stock, affiliates of Silver Lake will be entitled to nominate one director; and
•so long as the Thoma Bravo Funds and their co-investors own, in the aggregate, (i) at least 20% of the aggregate number of outstanding shares of our common stock, affiliates of Thoma Bravo will be entitled to nominate three directors, (ii) less than 20% but at least 10% of the aggregate number of outstanding shares of our common stock, affiliates of Thoma Bravo will be entitled to nominate two directors, and (iii) less than 10% but at least 5% of the aggregate number of outstanding shares of our common stock, affiliates of Thoma Bravo will be entitled to nominate one director.
Notwithstanding the foregoing, the Silver Lake Funds and the Thoma Bravo Funds will each be entitled to nominate three directors only if the total number of directors (inclusive of the number of directors nominated by the Silver Lake Funds and the Thoma Bravo Funds) exceeds seven directors.
The Sponsors have agreed to vote their shares in favor of any directors nominated as set forth above. Currently, the nominees of the Silver Lake Funds serving on our Board are Messrs. Bingle and Widmann. Thoma Bravo does not currently have any designees serving as directors, although they retain their right to designate directors as described above.
Board Leadership
Our corporate governance guidelines do not require the separation of our Chairman of the Board and Chief Executive Officer positions. However, since our formation, the Board has had a non-executive Chairman, currently Mr. Bock. By separating these roles, the Board believed that Mr. Pagliuca is able to focus on executing the Company’s strategy as our President and Chief Executive Officer, and Mr. Bock is able to devote his attention to matters of Board oversight and governance. Mr. Bock brings considerable skills and experience to the role of Chairman. In this capacity, he has significant responsibilities, including calling and presiding over Board meetings, including meetings of the independent directors in executive sessions, setting meeting agendas and determining materials to be distributed to the Board. Our non-executive Chairman also provides management with input regarding schedule and agenda items for Board and committee meetings and the information to be provided to the independent directors in performing their duties. Our corporate governance guidelines provide that executive sessions of independent directors will be chaired by the Chairman of the Board as long as he or she is an independent director, and as such, Mr. Bock, as non-executive Chairman, chairs these executive sessions. In addition, each of the committees of the Board is chaired by an independent director. We believe that having an independent Chairman currently provides the most effective leadership model for the Company and when combined with the role of our independent committee chairs, creates an environment that is conducive to objective evaluation and oversight of management’s performance.
A copy of our corporate governance guidelines is available on the “Governance” portion of our website at investors.n-able.com.

Risk Oversight
Our management is responsible for day-to-day risk management. This includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance or reporting levels.Our Board is responsible for overseeing our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function primarily through our nominating and corporate governance committee. The Board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Our nominating and corporate governance committee is responsible for our general risk management strategy, monitoring and assessing the most significant risks facing us and overseeing the implementation of risk mitigation strategies by management. Our nominating and corporate governance committee also monitors and assesses the effectiveness of our corporate governance guidelines and our policies, plans and programs relating to cyber and regulatory risks associated with our business operations.
Our audit committee and compensation committee also are responsible for overseeing certain risks related to their responsibilities. Specifically, our audit committee receives reports from management, the internal audit team and the Company’s independent registered public accounting firm relating to financial risks. Our compensation committee monitors and evaluates whether any of our compensation policies and programs have the potential to encourage unnecessary risk-taking.
Our cybersecurity committee is responsible for overseeing our information technology systems and cybersecurity risks, including plans and programs relating to cyber and data security and legal and regulatory risks associated with our products and business operations.
Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks. Therefore, how our board administers its risk oversight function does not materially affect its choice of leadership structure as described under “Board Leadership” above.
Committees of Our Board of Directors
Our Board has established an audit committee, a compensation committee, a nominating and corporate governance committee and a cybersecurity committee, and may have such other committees as our Board may establish from time to time. The composition and responsibilities of each of the committees of our Board is described below. Members serve on these committees until their resignation or until otherwise determined by our Board. The charters for our audit committee, compensation committee, nominating and corporate governance committee and cybersecurity committee are available on the “Governance” portion of our website at investors.n-able.com.
The following table provides information on the Board’s current committee memberships.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Cybersecurity Committee
Michael Bingle		Member	Chair
William Bock		Chair	Member
Ann Johnson	Member			Member
Darryl Lewis	Member			Chair
Cam McMartin	Chair		Member	Member
John Pagliuca
Michael Widmann		Member
Audit Committee
Our audit committee currently consists of Ms. Johnson and Messrs. Lewis and McMartin. Mr. McMartin serves as chair of our audit committee. Our Board has determined that each member of the audit committee satisfies the requirements for independence under the applicable rules and regulations of the SEC and listing standards of the NYSE, and each member of the audit committee satisfies the requirements for financial literacy under the applicable rules and regulations of the SEC and listing standards of the NYSE. The Board has also determined that Mr. McMartin qualifies as an “audit committee financial expert” as defined in the rules of the SEC and satisfies the financial expertise requirements under the listing standards of the NYSE.
Our audit committee is, among other things, responsible for:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•considering the adequacy of our internal controls and internal audit function;
•reviewing our policies on risk assessment and risk management;
•reviewing material related-party transactions or those that require disclosure; and
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
Our compensation committee consists of Messrs. Bingle, Bock and Widmann. Mr. Bock serves as the chair of our compensation committee. Although all of the members of our compensation committee are considered independent under NYSE listing standards, because we are a controlled company under the Sarbanes-Oxley Act and the rules of the NYSE, we are not required to have a compensation committee composed entirely of independent directors.
Our compensation committee is, among other things, responsible for:
•reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
•reviewing our overall compensation philosophy.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Messrs. Bingle, Bock and McMartin. Mr. Bingle serves as the chair of our nominating and corporate governance committee. Although all of the members of our compensation committee are considered independent under the Sarbanes-Oxley Act and NYSE listing standards, because we are a controlled company under the Sarbanes-Oxley Act, we are not required to have a nominating and corporate governance committee composed entirely of independent directors.
Our nominating and corporate governance committee is, among other things, responsible for:
•identifying and recommending candidates for membership on our board of directors, in accordance with the terms and requirements of the stockholders’ agreement;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing proposed waivers of the code of business conduct and ethics for directors and executive officers; and
•overseeing the process of evaluating the performance of our board of directors; and assisting our board of directors on corporate governance matters.
Cybersecurity Committee
Our cybersecurity committee consists of Ms. Johnson and Messrs. Lewis and McMartin. Mr. Lewis serves as the chair of our cybersecurity committee.
Our cybersecurity committee is, among other things, responsible for providing oversight with respect to:
•the effectiveness of our cybersecurity programs and other information technology programs and our practices for identifying, assessing and mitigating cybersecurity risks across our products, services and business operations;

•our controls, policies and guidelines to prevent, detect and respond to cyber-attacks or data breaches involving our products, services and business operations;
•our security strategy and technology planning processes;
•the safeguards used to protect the confidentiality, integrity, availability and resiliency of our products, services and business operations;
•our cyber crisis preparedness, security breach and incident response plans, communication plans and disaster recovery and business continuity capabilities;
•our compliance with applicable information security and data protection laws and industry standards, in relevant jurisdictions;
•our cybersecurity budget, investments, training and staffing levels to ensure they are sufficient to sustain and advance successful cybersecurity and industry compliance programs, including company-wide information and security training; and
•new or updated legal implications of security, data privacy and/or other regulatory or compliance risks to us or our products, services or business operations.
Director Independence
Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, our Board has determined that each of Ms. Johnson and Messrs. Bingle, Bock, Lewis, McMartin and Widmann (comprising all of our directors other than Mr. Pagliuca) do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of our directors (other than Mr. Pagliuca) is “independent” as that term is defined under the listing standards of the NYSE. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence and eligibility to serve on the committees of our Board, including the transactions described in “Certain Relationships and Related Party Transactions.”
Communications to the Board of Directors
Stockholders and any other interested parties may communicate with the members of the Board, with individual directors, including our Chairman, or with any group of directors, including our independent directors, by sending a letter to our Corporate Secretary at 30 Corporate Drive, Suite 400, Burlington, Massachusetts, 01803 or general_counsel@n-able.com. The Corporate Secretary will maintain a log of such communications and will transmit as soon as practicable such communications to the Board or to the identified director(s), although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently, as determined by the Corporate Secretary.
Director Nomination Procedures
The nominating and corporate governance committee has the responsibility for reviewing and recommending to the Board the Company’s candidates for director positions in accordance with the terms and requirements of the stockholders’ agreement. The nominating and corporate governance committee, in evaluating Board candidates, considers factors such as professional background and skills, personal character, values and discipline, ethical standards, diversity and other outside commitments, all in the context of an assessment of the needs of the Board at the time. The committee’s objective is to maintain a Board comprised of individuals of the highest personal character, integrity and ethical standards, and that reflects a range of professional backgrounds and skills relevant to our business. The nominating and corporate governance committee considers diversity in identifying nominees for director, including personal characteristics such as race and gender, as well as diversity in the experience and skills that contribute to the Board’s performance of its responsibilities in the oversight of a global technology business.
The nominating and corporate governance committee will consider director candidates recommended by stockholders in the same manner and using the same criteria as used for any other director candidate. The nominating and corporate governance committee also may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the nominating and corporate governance committee, a stockholder must submit a recommendation in writing to our Corporate Secretary at 30 Corporate Drive, Suite 400, Burlington, Massachusetts, 01803, and must include the following information:
•the name of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time that the person has owned the shares;

•the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director;
•the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected; and
•any other information about the stockholder and the candidate that would be required if the stockholder provided notice to the Company of its intent to nominate the director candidate pursuant to Section 3.16 of our bylaws.
The nominating and corporate governance committee may require additional information as it deems reasonably required to determine the eligibility of the director candidate to serve as a member of the Board.
For a candidate to be considered by the nominating and corporate governance committee for nomination to the Board at an upcoming annual meeting, a stockholder recommendation must be received by our Corporate Secretary not later than 90 days nor earlier than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.
The nominating and corporate governance committee annually reviews with the Board the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. This assessment includes a consideration of independence, diversity, age, skills, experience and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of current and prospective directors to devote sufficient time to performing their duties in an effective manner. Directors are expected to exemplify the highest standards of personal and professional integrity and to constructively challenge management through their active participation and questioning. In particular, the nominating and corporate governance committee seeks directors with established strong professional reputations and expertise in areas relevant to the strategy and operations of the Company’s businesses.
Our stockholders’ agreement provides the Sponsors with certain nomination rights. See “Corporate Governance—Certain Sponsor Rights” above for more information regarding these rights.
Board and Annual Meetings Attendance
During 2024, our Board held seven meetings, our audit committee held four meetings, our compensation committee held three meetings, our nominating and corporate governance committee held four meetings and our cybersecurity committee held four meetings. During 2024, each current director attended at least 75% of the aggregate of the total number of Board and committee meetings held during the period of such member’s service.
Directors are encouraged, but not required, to attend our annual meetings of stockholders. All of our current directors attended our 2024 annual meeting of stockholders.
Compensation Committee Interlocks and Insider Participation
Messrs. Bingle, Bock and Widmann served as members of the compensation committee in 2024. None of the members of the compensation committee has at any time been one of our officers or employees. Except as set forth under “Certain Relationships and Related Party Transactions,” none of these members of the compensation committee has any relationships with us of the type that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or compensation committee.
Code of Business Ethics and Conduct
Our Board has adopted a code of business conduct and ethics for all employees, including our President and Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The code of business ethics and conduct is available on the “Governance” portion of our website at investors.n-able.com. To the extent and in the manner required by applicable rules of the SEC and NYSE, we intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act.

DIRECTOR COMPENSATION
2024 Director Compensation Table
The following table provides information regarding the compensation paid to our non-employee directors for the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Michael Bingle	49,000	179,997	228,997
William Bock	101,000	179,997	280,997
Ann Johnson	49,000	179,997	228,997
Darryl Lewis	53,000	179,997	232,997
Cam McMartin	63,000	179,997	242,997
Michael Widmann	41,000	179,997	220,997
_______________________________________________________
(1)The amounts in this column represent the amounts paid in cash to our non-employee directors for board and committee service during the fiscal year ended December 31, 2024 under our non-employee director compensation policy, which is further described below under the caption “Narrative Disclosure to Director Compensation Table.”
(2)The amounts reported in this column reflect the aggregate grant date fair value of restricted stock units, or RSUs, based on the closing price of a share of common stock on the grant date computed in accordance with ASC Topic 718. The RSUs are equity awards under our non-employee director compensation policy that were granted on the date of our 2024 annual meeting of stockholders, as further described below under the caption “Narrative Disclosure to Director Compensation Table.” As of December 31, 2024 each of our non-employee directors had 14,229 shares of common stock underlying outstanding stock awards held by such director.
Narrative Disclosure to Director Compensation Table
Our Board has adopted a director compensation policy under which we pay a combination of cash and equity compensation to our non-employee directors for their services as directors or as members of committees of our Board. The following summary describes the material terms of our director compensation policy.
•Each non-employee director receives an annual cash retainer for service on our Board and an additional annual cash retainer for service on any committee of our Board, as set forth below. Non-employee directors serving as the chair of our Board or any of its committees receive the additional amounts set forth below, which are in lieu of, and not in addition to, the retainers for Board or committee membership, as applicable. In each case, the retainers are prorated for partial years of service.

	Board or Committee Member	Board or Committee Chair
Annual cash retainer	$35,000	$85,000
Additional annual cash retainer for the compensation committee	$6,000	$12,000
Additional annual cash retainer for the nominating and corporate governance committee	$4,000	$8,000
Additional annual cash retainer for the cybersecurity committee	$4,000	$8,000
Additional cash retainer for the audit committee	$10,000	$20,000

•Each non-employee director first appointed or elected to the Board is granted an award of RSUs representing the right to receive a number of shares of our common stock determined by dividing $360,000 by the per-share price of our common stock on the date of grant (an “Initial Award”). Initial Awards are granted at the first meeting of our Board following such appointment or election, provided that if such initial appointment or election occurs within six months before the next annual meeting of our stockholders the new director will not be eligible to receive an Annual Award (described below) following that annual meeting of stockholders. Each Initial Award will vest in equal annual installments on the first three anniversaries of the date of grant, subject to the director’s continued service through the applicable vesting date.
•On the date of the first meeting of our Board following each annual meeting of our stockholders, each non-employee director is granted an award of RSUs representing the right to receive a number of shares of our common stock determined by dividing $180,000 by the per-share price of our common stock on the date of grant (an “Annual Award”). Each Annual Award will vest in full on the day immediately preceding the next annual meeting of our stockholders, subject to the director’s continued service through the vesting date.
•All equity awards granted to our non-employee directors under our 2021 Equity Incentive Plan that are then-outstanding will vest in full upon a Change in Control (as defined in the 2021 Equity Incentive Plan).

•Each non-employee director is also entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board and any committee on which he or she serves.
Non-Employee Director Stock Ownership Guidelines
Our Board has adopted stock ownership guidelines for our non-employee directors. Pursuant to these guidelines, as of January 1st of each year, each of our non-employee directors must retain an equity interest in the Company that is at least three times the base annual cash board retainer. For purposes of the stock ownership guidelines, equity interests include vested and unvested shares of common stock, vested but unexercised stock options, unvested stock options, unvested RSUs and unvested performance stock units, provided that the level of achievement has been certified by the compensation committee and such awards are subject only to further service-based vesting. With respect to non-employee directors that are designees of the Silver Lake Funds or the Thoma Bravo Funds under our stockholders’ agreement, if any, equity interests for the purposes of calculating stock ownership guideline compliance also includes shares of common stock owned by the Silver Lake Funds or the Thoma Bravo Funds, respectively. For purposes of our stock ownership guidelines, the value of the equity interests held by a non-employee director is calculated based on the average closing stock price of one share of our common stock as listed on the NYSE for the 30 calendar days preceding the determination date of January 1st of each year.
Each non-employee director has until the later of July 2026 or five years from the date such person became subject to the stock ownership guidelines to accumulate this equity interest. Following the accumulation period, in the event that a non-employee director no longer holds the required interest as a result of fluctuations in the trading price of our common stock or changes in the annual cash board retainer, such non-employee director will have one year to regain the required equity interests. As of January 1, 2025, each of our non-employee directors was in compliance with our non-employee director stock ownership guidelines.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our Board has appointed PricewaterhouseCoopers LLP, or PwC, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and will present such appointment to the stockholders for ratification at the annual meeting of stockholders. A representative of PwC is expected to be present at the annual meeting to respond to questions from stockholders and will be given the opportunity to make a statement if so desired.
Stockholder ratification of the audit committee’s appointment of PwC is not required by our organizational documents or applicable law. However, the audit committee and the Board believe it is a good corporate governance practice to provide stockholders the opportunity to vote on the ratification of the appointment and will take stockholders’ votes on the proposal into consideration when appointing our independent registered public accounting firm in the future. If the appointment of PwC is not ratified, the audit committee may reconsider the appointment. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Audit and Non-Audit Fees
PwC served as our independent registered public accounting firm for the year ended December 31, 2024.

In addition to performing the audit of our consolidated financial statements, PwC provides various other services to us, as described below. Fees paid to PwC for services provided during the years ended December 31, 2024 and 2023 are presented below.

	2024	2023
Audit Fees	$3,120,000	$2,232,500
Audit-Related Fees	55,000	—
Tax Fees	50,000	—
Other Fees	2,000	5,400
Total	$3,227,000	$2,237,900

Audit Fees. Audit fees consist of professional services necessary to perform the audit of our annual financial statements and review of quarterly interim financial statements in accordance with the standards of the Public Company Accounting Oversight Board. It also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents and review of documents filed with the SEC.
Audit-Related Fees. Audit-related fees consist of professional services associated with transaction-related matters.
Tax Fees. Tax fees include services for tax compliance assistance in connection with transaction-related matters. We did not incur any Tax Fees during the year ended December 31, 2023.
Other Fees. Other fees consist of fees for accounting research and compliance software.
Pre-Approval of Audit and Non-Audit Services
The audit committee is authorized by its charter to pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. The audit committee reviews and approves the independent registered public accounting firm’s retention to perform audit services, including the associated fees. The audit committee also evaluates other known potential engagements of the independent registered public accounting firm, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence from management. At subsequent meetings, the audit committee will receive updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval.
All services provided by PwC during the fiscal years ended December 31, 2024 were pre-approved by the audit committee.
The audit committee has reviewed the fees and services described above, and believes that such fees and services are compatible with maintaining the independence of PwC.

Required Vote and Recommendation of the Board for Proposal Two
You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. To be approved by our stockholders, this proposal must receive a “FOR” vote by a majority of the shares of our common stock represented in person or by proxy at the annual meeting and entitled to vote on the proposal.

Our Board recommends that you vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

REPORT OF THE AUDIT COMMITTEE
The material in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, and/or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, except to the extent the Company specifically incorporates it by reference into such filing.
The audit committee of our Board is responsible for, among other things, reviewing with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the scope and results of their audit engagement. In connection with the 2024 audit, the audit committee:
•reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2024;
•discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and
•received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with PricewaterhouseCoopers LLP that firm’s independence.
Based on the review and discussions described in the preceding bullet points, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC.

                                SUBMITTED BY THE AUDIT COMMITTEE OF
                                THE BOARD OF DIRECTORS
Cam McMartin (Chair)
Ann Johnson
Darryl Lewis

PROPOSAL THREE: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
(“SAY-ON-PAY”)
Pursuant to Section 14A of the Exchange Act, we are asking stockholders to approve our named executive officers' compensation in a non-binding advisory capacity. We currently provide our stockholders the opportunity to vote on this proposal annually.
The compensation committee and the Board believe our executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in this proxy statement, reflects our goal of linking Company performance with executive compensation. The compensation committee and the Board believe that the executive compensation program is reasonable and effective in that it aligns the interests of our executive officers with both the short-term and long-term interests of our stockholders.
As required pursuant to Section 14A of the Securities Exchange Act, the “Say-on-Pay” proposal gives stockholders the opportunity to endorse or not endorse our executive compensation program by voting whether to approve the following resolution:
“RESOLVED, that the compensation of our named executive officers, as described in the section titled ‘Compensation Discussion and Analysis’, the compensation tables and the related narratives and other materials in this Proxy Statement is hereby approved.”
Because this vote is advisory, it will not be binding upon the Board, the compensation committee or the Company. Nevertheless, the compensation committee will strongly consider the outcome of the vote when determining future executive compensation arrangements. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement. However, votes for or against our compensation programs will not necessarily inform the compensation committee and the Board about which elements of the overall compensation, philosophy, policies or practices stockholders approve or disapprove. For this reason, the Board encourages stockholders to engage with us to allow the compensation committee to understand stockholders’ views and consider that feedback when making decisions.
Required Vote and Recommendation of the Board for Proposal Three
You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are considered as shares present and entitled to vote, but are not votes cast, and will therefore have the same effect as votes against this proposal. Broker non-votes are not votes cast and will not be counted in determining the outcome of the nonbinding advisory vote on the compensation of our named executive officers.

Our Board recommends that you vote “FOR” the non-binding advisory proposal to approve the compensation of our named executive officers.

EXECUTIVE OFFICERS
Set forth below is the name, age and position of each of our executive officers as of the date of this proxy statement.

Name	Age	Position
John Pagliuca	48	President, Chief Executive Officer and Director
Tim O’Brien	38	Executive Vice President, Chief Financial Officer
Michael Adler	51	Executive Vice President, Chief Technology and Product Officer
Peter C. Anastos	63	Executive Vice President, General Counsel
Frank Colletti	51	Executive Vice President, Chief Revenue Officer
Kathleen Pai	41	Executive Vice President, Chief People Officer
John Pagliuca—For biographical information, see “Proposal One— Nominees for Election as Class I Directors at the Annual Meeting.”
Tim O’Brien. Tim O’Brien has served as Divisional Chief Financial Officer, N-able (formerly SolarWinds MSP) since April 2020. Mr. O’Brien previously served as Vice President, Finance and Operations, N-able from May 2016 to April 2020. Mr. O’Brien joined SolarWinds with its acquisition of LogicNow in May 2016, where he served as Director, Finance and Operations. Prior to joining LogicNow, Mr. O’Brien held roles at Airvana and Teradyne. Mr. O’Brien holds a B.S. in Finance from Fairfield University.
Michael Adler. Michael Adler has served as Executive Vice President, Chief Technology and Product Officer, N-able (formerly SolarWinds MSP) since March 2021. Mr. Adler previously served as Chief Product Officer at RSA Security, a computer and network security company, from September 2020 to March 2021. Previously, he served as Vice President, Product at RSA Security from January 2016 to September 2020. Prior to joining RSA Security, Mr. Adler held roles at Constant Contact, Symantec, IMlogic and Switchboard, Inc. Mr. Adler holds an M.B.A. from Boston College and a B.S. in Math/Computer Science from Carnegie Mellon University.
Peter C. Anastos. Peter C. Anastos has served as Executive Vice President, General Counsel, N-able (formerly SolarWinds MSP) since March 2021. Mr. Anastos previously served as General Counsel of Access Information Management, an information management company, from November 2017 to March 2021. Previously, he served as Senior Vice President, General Counsel of Cynosure from June 2014 to July 2017. Mr. Anastos holds an A.B. in Government from Dartmouth College and a J.D. from Boston University School of Law.
Frank Colletti. Frank Colletti has served as Executive Vice President, Chief Revenue Officer since January 2024. Prior to that, Mr. Colletti served as Executive Vice President, Worldwide Sales, N-able (formerly SolarWinds MSP) from April 2020 to December 2023. Mr. Colletti previously served as Group Vice President, Worldwide Sales, N‑able beginning in August 2017 and as Vice President Sales, N-able from September 2013 to August 2017. Mr. Colletti previously held roles at N-able Technologies prior to its acquisition by SolarWinds in 2013 and at Solidum. Mr. Colletti holds a B.B.A. from the University of Ottawa.
Kathleen Pai. Kathleen Pai has served as Executive Vice President, Chief People Officer, N-able (formerly SolarWinds MSP) since March 2021. She previously served as Senior Vice President, Chief People Officer, SolarWinds beginning in January 2020. Prior to joining SolarWinds, Ms. Pai served as Vice President, People at Ultimate Software, an HR software solutions and payroll company, from October 2016 until January 2020. Prior to joining Ultimate Software, Ms. Pai held roles at Carnival Cruise Line, Citrix Systems and Lockheed Martin. Ms. Pai served on the Board of Directors and as the Chair of the Compensation Committee of LiveVox (NASDAQ: LVOX), a contact center software platform provider, from June 2021 until January 2024. Ms. Pai holds a M.B.A. from the University of Massachusetts – Amherst and a B.S. in Public Relations from the University of Florida.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for our named executive officers (our “NEOs”) listed below. This CD&A also describes the process followed by the compensation committee of our board of directors (the “compensation committee”) for making pay decisions, as well as its rationale for specific decisions related to 2024.

Name	Position
John Pagliuca	President, Chief Executive Officer and Director
Tim O’Brien	Executive Vice President, Chief Financial Officer
Michael Adler	Executive Vice President, Chief Technology and Product Officer
Frank Colletti	Executive Vice President, Chief Revenue Officer
Kathleen Pai	Executive Vice President, Chief People Officer
Executive Summary
Who We Are
We are a leading global provider of cloud-based security, data protection, and unified endpoint management software solutions for IT service providers, including managed service providers, or MSPs, enabling them to support digital transformation and growth for small and medium-sized enterprises and mid-market companies, which we define as those enterprises having fewer than 2,500 employees. With a flexible technology platform and powerful integrations, we make it easy for our customers to monitor, manage, and protect systems, data and networks. Our growing portfolio of management, security, automation and data protection solutions is built for IT services management professionals. N-able simplifies complex ecosystems and enables customers to solve their most pressing challenges. In addition, we provide extensive, proactive support—through enriching partner programs, hands-on training, and growth resources—to help our customers deliver exceptional value and achieve success at scale.
2024 Executive Compensation Actions
Our executive compensation program consists of base salary, an annual cash incentive opportunity, long-term incentive compensation in the form of equity awards and broad-based health and welfare benefits. We chose to build our program around these elements because we believe that each element is useful in achieving one or more of the objectives of our program, and that all elements together have been and will continue to be effective in achieving our overall objectives. The compensation committee may adjust compensation based on factors specific to an NEO or if it believes that in the aggregate the components do not achieve the desired goal. As a result, each element is dependent on the other elements. We consider every element of compensation, both potential and realized, when determining the amount of each element of compensation.
Among the key compensation actions and decisions made by the compensation committee with respect to our NEOs for 2024 were:
•Equity Awards – In 2024, the compensation committee increased the proportion of total compensation consisting of equity awards. The equity awards in 2024 consisted of 50% of restricted stock units, or RSUs, and 50% performance stock units, or PSUs. Additionally, the compensation committee determined that the PSUs granted in 2024 were eligible to be earned based on achievement of Bonus ARR and Cash Profit Metric goals for 2024 and continued service, a change from prior years’ performance metrics of Bonus ARR and adjusted EBITDA.
•Performance Metrics - The compensation committee originally set performance targets with respect to 2024 PSUs and the 2024 Executive Bonus Program in February 2024. In January 2024, we began efforts to increase the proportion of our subscriptions that are long-term committed contracts, as compared to month-to-month contracts, or the Long-Term Contract Initiative, as part of our strategy to provide customers improved contract flexibility and pricing predictability. In November 2024, the compensation committee reviewed and made adjustments to the targets in light of the impacts of the Company’s Long-Term Contract Initiative, including volume and pricing rationalization by our customers when committing to long-term subscriptions.
•Peer Group - We updated our peer group of comparable public companies, selected with the assistance of our independent compensation consultant, to inform our decision-making process and to assist in ensuring that our executive compensation program is positioned to be competitive relative to market dynamics and aligned with our business objectives.

Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during 2024:

What We Do			What We Don't Do
✓	Pay for performance through incentives based on Company performance	✗	Guarantee annual base salary increases or bonuses unless as part of an initial employment agreement to induce the candidate to join the Company
✓	Align executive compensation with stockholder returns through long-term incentives	✗	Provide tax "gross-ups" or perquisites except with respect to the standard benefits that are provided to all our employees or as part of an international assignment
✓	Structure executive officer compensation so the majority is “at-risk”	✗	Provide excise tax "gross-ups" for executive officers in the event of a change in control of the Company
✓	Annual and ongoing reviews of compensation programs, policies, practices and governance, including an assessment to identify and mitigate undue risk-taking by our executive officers and other employees	✗	Allow hedging or pledging of Company stock
✓	Require a "double-trigger" for potential payments and benefits upon a change in control for NEOs, other than our CEO	✗	Provide pension arrangements or separate executive retirement plans
✓	Maintain and periodically review stock ownership guidelines
✓	Engage independent compensation consultant
Stockholder Say-on-Pay Vote
In our most recent “say-on-pay” advisory vote at the 2024 annual meeting of stockholders, approximately 99% of the votes cast were voted in favor of our executive compensation program. We consider the outcome of such say-on-pay votes and stockholder feedback when making compensation decisions regarding our executive compensation.
Overview of Executive Compensation Program
Compensation Philosophy and Guiding Principles
Our executive compensation program seeks to attract and retain talented, qualified senior executive officers to manage and lead our company and to motivate them to pursue and achieve our corporate objectives, while also aligning pay with the creation of stockholder value. Therefore, our current compensation program reflects a mix of cash and equity elements to focus our executive officers on both our short-term results and long-term success.

The following key principles guide our compensation decision-making and program design:

Objective	Description
Competitive Pay	Our total compensation program is designed to be competitive to recruit and retain highly qualified executives for critical positions.
Balanced Pay Mix	Our compensation program is a combination of short-term and long-term, cash and equity and fixed and performance-based elements. A majority of our executive compensation program is performance-based and “at-risk,” or otherwise focused on the long-term, which we believe drives the creation of long-term shareholder value.
Pay for Performance	Our executive officers’ compensation packages are designed to link short-term and long-term incentives to our performance against financial and operational goals to motivate and drive execution against such financial and operational goals.
Stockholder Alignment	Our executive officers’ compensation packages are designed to link long-term incentives to the creation of stockholder value to align the interests of our executive officers with those of our stockholders.
Balanced Performance Management	We use a combination of financial performance metrics, varying time horizons, and compensation vehicles to provide a balanced and comprehensive measure of performance and to encourage effective use of resources to achieve corporate objectives.
Manage Compensation Risk	We set incentive goals in such a way as to discourage excessive and unnecessary risk taking and avoid placing too much emphasis on any one metric or performance time horizon.

Elements of Compensation
In setting target total direct compensation, the compensation committee seeks to achieve a balance between fixed and variable (or “at-risk”) elements, short-term and long-term pay elements and cash and equity-based elements. Our executive compensation program for 2024 included base salaries, annual cash incentives and long-term incentives in the form of equity awards as described in the following table:

	Cash Compensation		Equity Compensation
	Base Salary	Executive Bonus Plan	Performance Stock Units	Restricted Stock Units
Primary Purpose	Attraction and Retention
	Secure and retain services of our executive officers by providing a fixed level of cash compensation for performing essential elements of position	Encourage our executive officers to achieve short-term individual and Company goals that drive our growth	Provide long-term incentives to our executive officers that align their interests with our stockholders’ interests and support our leadership retention objectives
Grant Date	---	First Quarter for Current Year
Payment Date	Ongoing	First Quarter of Next Fiscal Year	Earned after One Year and Vest over Three Years	Vest over Four Years
Fixed or At-Risk	Fixed	Variable or “At-Risk”
Performance Period	---	One Year	One Year	---
Performance Basis	Compensation committee judgment	Payout based on achievement against Bonus ARR and Cash Profit Metric targets, plus compensation committee judgment		Service-based vesting but value subject to stock price fluctuations

Pay Mix
Our executive compensation program emphasizes variable pay that aligns compensation with performance and stockholder value. For the NEOs, the mix of compensation elements is heavily weighted toward variable, performance-based compensation. The CEO’s compensation has a greater emphasis on variable compensation than that of the other NEOs because his actions have a greater influence on the performance of the Company as a whole.
As shown below, the significant majority of NEO pay is variable: 92% for the CEO and an average of 84% for our other NEOs, based upon annual target total direct compensation as of December 31, 2024. “All other” represents less than 1% of all compensation.

Compensation Decision Making Process
We believe the best way to align executive and stockholder interests is through a compensation program governed by the compensation committee, designed with input from management and, as appropriate, external advisors regarding internal, external and business challenges and opportunities facing our Company and our executive officers.
Role of the Compensation Committee
The compensation committee has the overall responsibility for overseeing the compensation programs for our executive officers. The compensation committee is responsible for ensuring that our compensation policies and practices support the successful recruitment, development and retention of the executive officer talent required for us to achieve our business objectives. Members of the compensation committee are appointed by our board of directors. Messrs. Bock, Bingle and Widmann served on the compensation committee during 2024. See “Corporate Governance—Committees of Our Board of Directors—Compensation Committee” for more information regarding the compensation committee.
Role of Management
Together, our CEO and Chief People Officer (“CPO”) typically review the design of our executive compensation program, working with internal resources, as well as our independent compensation consultant. Based on this review, management may recommend modifications to the executive compensation program for the committee’s consideration. In addition, our CEO and CPO provide the committee with an assessment of the Company performance and individual performance of each NEO (other than themselves). Based on this assessment, our CEO and CPO will make recommendations to the committee regarding the compensation of such NEOs, including the appropriate split between each of the different elements of compensation. In preparing compensation recommendations, our CEO, CPO and other members of management involved in the compensation process review market compensation data, consisting of peer group data and other supplementary third-party survey data, and benchmark the compensation for our NEOs against such data. In approving these arrangements, the members of the compensation committee rely on their experience and judgment, and that of our CEO and CPO, and review their recommendations to ensure the compensation packages are appropriate based on each executive officer’s title and position. Compensation arrangements may be adjusted from time-to-time based on our desire to remain market competitive, or to reflect changes in an executive officer’s title, authority or job responsibilities.
Our CEO is not present during any deliberations related to his own compensation. Our Executive Vice President, General Counsel also attended the meetings of the compensation committee related to 2024 executive compensation but was not present during any deliberations related to his own compensation. We intend to continue a similar practice in the future.

Role of Compensation Consultant
The compensation committee has the authority to retain a compensation consultant to assist in evaluating the compensation of our CEO and our other executive officers and to approve the consultant’s fees and engagement terms. The compensation committee also has the authority to retain other advisors to assist it in fulfilling its responsibilities.
In 2024, the compensation committee engaged Pearl Meyer, an independent compensation consulting firm, to assist it in fulfilling its responsibilities by providing reports and analyses regarding competitive market and industry trends and practices related to executive compensation. Pearl Meyer reports directly to the compensation committee and does not provide any additional services to management. The compensation committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules and concluded that Pearl Meyer is an independent advisor.
The competitive market data provided by the compensation consultant included compensation information specific to comparable companies from publicly filed documents, including percentiles and other data aggregated across this information, and aggregated data across a broader set of technology companies. The compensation committee used this data to inform its decisions about our compensation practices, policies and programs and our 2024 executive compensation. The compensation committee did not, however, benchmark or make decisions or target compensation of any executive officer based on any singular data point such as a particular pay percentile within the aggregated data.
Role of the Peer Group
The compensation committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting 2024 compensation levels, in conjunction with the recommendation of Pearl Meyer, the compensation committee considered publicly-available data for a group of peer companies (the “2024 Compensation Peer Group”) listed below, along with industry specific survey data, where appropriate. The selection criteria for determining and reviewing the 2024 Compensation Peer Group used to establish the competitive market for the NEOs generally include:
•Industry: Companies in the system and application software industries.

•Size: Companies with revenues ranging from approximately 0.5x - 2x of our revenue as compared to our 2023 fiscal year revenue of $422 million.
•Business Model: Companies with a similar operating size and complexity profile, including comparable employee headcount and the presence of international operations. Additionally, companies which generally provide cloud-based software and application solutions to enterprise clients and other service providers.
Our 2024 Compensation Peer Group consists of:

Clearwater Analytics Holdings, Inc.	Jamf Holding Corp	Rapid7, Inc.
Commvault Systems, Inc.	MeridianLink, Inc.	SPS Commerce Inc.
EngageSmart, Inc.	Model N, Inc.	Tenable Holdings, Inc.
EverCommerce Inc.	Progress Software Corporation	Workiva Inc.
Instructure Holdings, Inc.	Vertex, Inc.	Zuora, Inc.
It is important to note that this market data is not the sole determinant in setting pay levels for the NEOs. Actual pay levels can be above or below the midpoint of the market range depending on factors such as experience, individual or company performance, tenure, employee potential, unique skills, criticality of the position to the Company and other factors. In general, the compensation committee desires to balance general internal and external equity and reserve the right to use discretion to deviate from the midpoint of the market range for base salary and equity when necessary to recruit employees and/or retain the right talent.
2024 Executive Compensation Program in Detail
Base Salary
We pay an annual base salary to our NEOs to provide a fixed rate of cash compensation. Base salary amounts are determined by the compensation committee based on what it believes is necessary to attract and retain our executive talent. The compensation committee generally reviews the base salaries of our NEOs annually and makes adjustments based upon a number of factors, including: our overall performance against our financial and strategic plans; each NEO's skills, experience and qualifications; an assessment of their professional effectiveness, consisting of competencies such as leadership, commitment, creativity and team accomplishment; the underlying scope of their responsibilities; their individual performance; retention considerations; and the recommendations of our CEO and CPO (except with respect to their own base salary).
In February 2024, the compensation committee determined to maintain the base salaries for our NEOs, including our CEO, without any increase in order to facilitate providing a higher proportion of their total target compensation in the form of equity awards.
Annual Cash Incentives
The compensation committee annually establishes the performance metrics and objectives underlying the N-able, Inc. Bonus Plan. The performance metrics and objectives may change from year to year as we continue to evolve and establish different priorities, but will remain subject to the review and approval of the compensation committee. The compensation committee reserves the discretion to modify performance metrics and objectives during the performance period, make adjustments for currency fluctuations or fundamental changes to our business which impact performance objectives and to exercise discretion on final payout amounts.
2024 Executive Bonus Program
In February 2024, the compensation committee determined the criteria for 2024 annual cash incentives for its executives under the N-able, Inc. Bonus Plan, which we refer to as our 2024 Executive Bonus Program. Pursuant to the program, NEOs were eligible to receive cash incentives for the Company’s achievement of performance metrics, as described below. The 2024 Executive Bonus Program is also meant to serve as a retention tool. As such, only employees who are employed with us at the time bonuses are actually paid are eligible to receive a bonus. Actual payouts can range between 0% and 200% of target award amounts as originally approved. However, for 2024 performance, the compensation committee determined in November 2024 to cap the payouts for executives at 120% of the target award amounts in light of the adjustments made to performance targets.

Target Bonus Percentages
Bonus targets are expressed as a percentage of base salary and are reviewed by the compensation committee annually. In February 2024, the compensation committee reviewed the bonus targets of our NEOs and considered a number of factors, including: the market analysis prepared by the compensation consultant, including an emphasis on the competitiveness of our NEOs’ mix of base salary and target bonus compared to that of similarly positioned executive officers at comparable companies; each NEO's skills, experience and qualifications; an assessment of their professional effectiveness, consisting of competencies such as leadership, commitment, creativity and team accomplishment; the underlying scope of their responsibilities; their individual performance; retention considerations; and the recommendations of our CEO and CPO. For 2024, based on the factors above, the compensation committee maintained the proportion of cash compensation made up of bonus for our NEOs, including our CEO.
The following table shows the 2024 bonus targets, as a percentage of base salary, for our NEOs under the 2024 Executive Bonus Program.

Named Executive Officer	2024 Target Bonus Percent
Mr. Pagliuca	100%
Mr. O’Brien	70%
Mr. Adler	70%
Mr. Colletti	70%
Ms. Pai	70%
Performance Metrics
In February 2024, the compensation committee established Bonus ARR and Cash Profit Metric as the performance metrics for the 2024 Executive Bonus Program. Bonus ARR is defined as annualized recurring revenue as of the end of the applicable fiscal year, calculated by multiplying the recurring revenue and related usage revenue, excluding the impact reserves, recognized during the final month of the reporting period from both long-term and month-to-month subscriptions by twelve. Bonus ARR, which is used for determining performance under the 2024 Executive Bonus Program, differs from ARR referenced from time to time in our financial releases and other filings with the SEC because the compensation committee adjusts the ARR used for compensation purposes for foreign exchange rates and/or excludes certain items that we consider to be non-recurring in nature, such as the impact of the Adlumin acquisition in 2024. Cash Profit Metric is defined as constant currency billings, excluding cost of goods sold, operating expenditures, capitalized software, capitalized expenditures and excluding the impact of ASC 606, other income and capitalized sales and marketing commissions. “ASC 606” refers to accounting standards update No. 2014-09 (Topic 606), Revenue from Contracts with Customers.
These metrics were selected following a review of our business priorities for the year as recommended by our board of directors and management, and were based on the compensation committee’s belief that participating executives have line of sight and direct ability to influence each metric; these performance metrics are key measures of the Company’s performance and stockholder value creation, and the achievement of these metrics represents an important part of our business plan. In particular, Cash Profit Metric focuses on profitable growth, while continuing to provide strong accountability for returns; and Bonus ARR ensures we are delivering an appropriate level of top-line growth. In 2024, we moved from adjusted EBITDA to Cash Profit Metric because the latter disregards the impact of ASC 606, which can be more pronounced with longer-term contracts. The application of ASC 606 would result in an increase to our subscription revenue due to an expected increase in long-term contracts from our Long-Term Contract Initiative. The compensation committee established threshold and target performance levels for each metric that were believed to be challenging but attainable, assuming excellent execution of our plan, and achievement of which would translate to stockholder value over the long-term.
As originally approved by the compensation committee in February 2024, the 2024 Executive Bonus Program set forth the targets for each of Bonus ARR and Cash Profit Metric, which were weighted equally, and provided that no portion of the bonus would be paid if either Bonus ARR or Cash Profit Metric fell below the threshold level, achievement at the threshold level of performance would payout at 50% of the target, and the maximum potential payout was 200% of target. The compensation committee believed this design provided the proper incentives to our executive officers to execute at a high level to achieve results consistent with our financial outlook as communicated to our stockholders.

The original performance levels and corresponding payouts under the 2024 Executive Bonus Program were as follows (in millions):

Bonus ARR
	Achievement	Payout
Threshold	$471.4	50%
	$473.8	70%
	$476.4	80%
	$480.7	90%
Target	$485.1	100%
	$491.7	125%
	$498.2	150%
Maximum	$511.3	200%

Cash Profit Metric
	Achievement	Payout
Threshold	$123.2	50%
	$126.1	85%
Target	$127.9	100%
	$131.8	125%
	$134.7	150%
Maximum	$137.5	200%
In November 2024, the compensation committee reviewed the metrics and performance levels necessary to achieve the potential payouts for the 2024 Executive Bonus Program and made adjustments in light of impacts of the Company’s Long-Term Contract Initiative. In particular, the committee adjusted the weighting of the metrics under the 2024 Executive Bonus Program to provide that Bonus ARR and Cash Profit Metric would be weighted at 66% and 34% respectively, rather than 50%/50%; the threshold, target and maximum levels were lowered; and payouts were limited to the total achievement for employees at the vice president level and below, which was capped at 120%. These changes were determined appropriate because of volume and pricing rationalization by our customers when committing to long-term contracts, the impact of which on the performance metrics would have resulted in performance below threshold and no bonus. Our compensation committee did not believe this appropriately reflected the contribution of our NEOs to the Long-Term Contract Initiative and other strategic efforts.
The adjusted performance metric targets, corresponding payouts and actual results under the 2024 Executive Bonus Program were as follows (in millions):

Bonus ARR
	Achievement	Payout	Actual
Threshold	$454.0	50%	$457.7
	$458.3	55%
	$462.7	65%
	$466.2	75%
	$470.2	90%
Target	$475.8	100%
	$480.2	125%
Maximum	$488.9	200%

Cash Profit Metric
	Achievement	Payout	Actual
Threshold	$114.6	50%
	$115.9	65%
	$116.9	75%
	$119.9	85%
Target and Maximum	$122.9	100%	$123.3

The percentage of payout for performance between each achievement level was calculated linearly.
Annual Cash Incentive Payments
In February 2025, the compensation committee reviewed our 2024 performance as compared to the performance goals of the 2024 Executive Bonus Program, and determined that we had achieved Bonus ARR of $457.7 million and Cash Profit Metric of $123.3 million in 2024 as reflected in the charts above. Accordingly, the compensation committee determined that we had attained a payout level of 54% with respect to the Bonus ARR target goal and a payout level of 100% with respect to the Cash Profit Metric target goal, for a combined payout level of 70% of the target award levels for our 2024 Executive Bonus Program. As a result, our NEOs received the following cash bonus payments:

Named Executive Officer	Annual Base Salary	Target Annual Bonus Percent	Bonus Payout Percent	Percent of Base Salary Earned	Actual Annual Cash Bonus
Mr. Pagliuca	$485,000	100%	70%	70%	$339,500
Mr. O’Brien	$400,000	70%	70%	49%	$196,000
Mr. Adler	$425,000	70%	70%	49%	$208,250
Mr. Colletti[1]	$305,155	70%	70%	49%	$149,526
Ms. Pai	$410,000	70%	70%	49%	$200,900
(1) Amounts reported for Mr. Colletti in this table are based on the average daily conversion for the calendar year ended December 31, 2024 between the Canadian Dollar and US Dollar as reported by the Bank of Canada.
Long-Term Incentives
We use long-term incentive compensation in the form of equity awards to align the interests of our NEOs with those of our stockholders and to promote a longer-term performance perspective and progress toward achieving our long-term strategy. In addition, equity-based awards provide an important retention tool for us because they are subject to vesting based on continued service.
PSU awards are designed to incentivize actions that lead to increasing long-term stockholder value. Performance objectives underlying the PSU awards are generally determined at the time of grant and may include multiple performance factors, performance periods of varying length and the potential to earn above or below the target number of shares based on actual performance or additional service vesting criteria. The number of PSUs ultimately earned by our executive officers is subject to achievement against the performance objectives and the value of the underlying shares, if any, that ultimately vest will vary with the market price of our common stock over the vesting period. PSU awards granted to our NEOs typically vest over three years, with the first tranche vesting on the date that the compensation committee certifies achievement against the applicable performance metrics and the remaining tranches vesting in February of the following two years, subject to continued service through each applicable vesting date.
RSU awards are linked with stockholder value because the value of RSU awards rise or fall with the stock price. RSU awards are also intended to encourage retention as they are subject to service-based vesting. RSU awards granted to our NEOs typically vest over four years, subject to continued service through each applicable vesting date.
We anticipate making annual grants of equity-based incentives to our NEOs in the future. We currently intend for future awards to our NEOs to continue to consist of a mix of PSU and RSU awards, but not necessarily in the similar value amounts and mix as in prior years.
Since we became a standalone public company in 2021, the only equity awards we have granted are PSUs and RSUs. Our compensation committee generally approves equity award grants in accordance with a predetermined schedule on an annual basis. We do not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.
2024 Annual Equity Awards
In February 2024, the compensation committee determined to grant annual equity awards to our NEOs in the form of PSUs and RSUs pursuant to the 2021 N-able, Inc. Equity Incentive Plan to align the performance objectives of our incentive plans with the business objectives for the year. In making these equity awards, the compensation committee considered a number of factors, including: our overall performance against our financial and strategic plan; each NEO’s skills, experience and qualifications; an assessment of their professional effectiveness, consisting of competencies such as leadership, commitment, creativity and team accomplishment; the underlying scope of their responsibilities; their individual performance; retention considerations; and the recommendations of our CEO and CPO (except with respect to their own equity awards).

The table below shows the target annual long-term incentive award values granted for fiscal year 2024 for each of the NEOs (in thousands):

Named Executive Officer	PSU Awards[1] (at target)	RSU Awards[1]	Total Value (at target)
Mr. Pagliuca	$2,750	$2,750	$5,500
Mr. O’Brien	$1,225	$1,225	$2,450
Mr. Adler	$800	$800	$1,600
Mr. Colletti	$900	$900	$1,800
Ms. Pai	$675	$675	$1,350
(1) Award amounts for PSUs and RSUs were determined based on the 30-day average closing price of our common stock on February 15, 2024, which was $13.36.
The RSU awards granted in 2024 vest over four years, with 25% of the shares subject to the awards vesting on February 15, 2025, and 6.25% of the shares subject to the awards vesting on a quarterly basis over the following 3 years, subject to the NEO’s continued service through each applicable vesting date.
The PSU awards granted in 2024 may be earned based on performance against our Bonus ARR and Cash Profit Metric targets discussed above under “Performance Metrics.” These performance goals were selected because the compensation committee believed they are key measures of the Company’s performance and stockholder value creation and achievement of these metrics represents an important part of our business plan. Of the total shares underlying the PSU awards that are earned (if any) based on the achievement of the performance metric targets, referred to as earned shares, one-third become vested shares on the date of certification by our compensation committee that the applicable performance measure for the year had been met, with the second and third one-third of the earned shares vesting on February 15, 2026 and February 15, 2027, respectively, subject to continued service through such dates. Any shares not earned based on 2024 performance are canceled.
Originally, the PSUs were weighted evenly between Bonus ARR and Cash Profit Metric, with 50% of the PSUs eligible to vest based on the level of achievement of each metric. For achievement below the threshold level of performance, no PSUs would become earned shares. For achievement at the threshold level of performance, 50% of the target number of PSUs would become earned shares. Under the original plan, up to a maximum of 200% of the target number of PSUs would become earned shares based on the applicable 2024 level of achievement.
The original performance metric targets and corresponding payouts on which the number of earned shares was based were as follows (in millions):

Bonus ARR
	Achievement	Payout
Threshold	$471.4	50%
	$473.8	70%
	$476.4	80%
	$480.7	90%
Target	$485.1	100%
	$491.7	125%
	$498.2	150%
Maximum	$511.3	200%

Cash Profit Metric
	Achievement	Payout
Threshold	$123.2	50%
	$126.1	85%
Target	$127.9	100%
	$131.8	125%
	$134.7	150%
Maximum	$137.5	200%
In November 2024, the compensation committee reviewed the metrics, performance level targets and payouts for the PSUs and determined to make adjustments in light of the impacts of the Company’s Long-Term Contract Initiative. In particular, for the same reasons that the changes were made to our 2024 Executive Bonus Program as described above, the committee adjusted the weighting of the metrics to which the PSU awards were subject such that Bonus ARR and Cash Profit Metric were weighted at 66% and 34% respectively; the threshold, target and maximum metrics were lowered; and achievement was limited to the total bonus achievement for employees at the vice president level and below, which was capped at 120%.

The adjusted performance metric levels, corresponding payouts and actual results on which the number of earned shares was based were as follows (in millions):

Bonus ARR
	Achievement	Payout	Actual
Threshold	$454.0	50%	$457.7
	$458.3	55%
	$462.7	65%
Target	$466.2	75%
	$470.2	90%
	$475.8	100%
	$480.2	125%
Maximum	$488.9	200%

Cash Profit Metric
	Achievement	Payout	Actual
Threshold	$114.6	50%
	$115.9	65%
	$116.9	75%
Target	$119.9	85%
Maximum	$122.9	100%	$123.3

The percentage of the target number of shares underlying the PSUs that would become earned shares with respect to achieved performance between the threshold and target and between the target and maximum is calculated linearly within such ranges. Based on our actual achieved 2024 performance levels, as reflected in the charts above, 54% of the target number Bonus ARR metric PSUs were earned and 100% of the Cash Profit Metric target number of PSUs were earned.
In February 2025, the compensation committee determined that the company’s achievement of its Bonus ARR and Cash Profit Metric targets resulted in 70% of the total target number of PSUs becoming earned shares as described above. The table below shows the number of earned shares for each named executive:

Named Executive Officer	PSU Award Target Shares (number of shares)	PSU Award Achievement (number of shares)
Mr. Pagliuca	205,838	144,086
Mr. O’Brien	91,691	64,183
Mr. Adler	59,880	41,916
Mr. Colletti	67,365	47,155
Ms. Pai	50,523	35,366
Other Compensation Policies, Practices and Guidelines
Executive Stock Ownership Guidelines
Our nominating and corporate governance committee has adopted stock ownership guidelines that apply to our executive officers. Pursuant to these guidelines, as of January 1st of each year, our CEO must retain an equity interest in the Company that is equal to at least five times his annual base salary and each of our other NEOs must retain an equity interest in the Company with a value that is at least three times their annual base salary. For purposes of the stock ownership guidelines, equity interests include vested and unvested shares of common stock, vested but unexercised stock options, unvested stock options, unvested RSUs and unvested PSUs whose level of achievement has been certified by the compensation committee but are subject to further service-based vesting. The value of the equity interests is calculated based on the average closing stock price of one share of our common stock as listed on the NYSE for the 30 calendar days preceding the determination date.

Executive officers have five years to accumulate their equity interest from the later of the implementation of the stock ownership guidelines and the date they became subject to the stock ownership guidelines. Following the accumulation period, in the event that an executive officer no longer holds the required interest as a result of fluctuations in the trading price of our common stock or changes in his or her base salary, such executive officer will have one year to regain the required equity interests. As of January 1, 2025, each of our executive officers was in compliance with our stock ownership guidelines.
Compensation Forfeiture and Recoupment Policies
Our Recovery of Erroneously Awarded Incentive Compensation Policy (the “Dodd-Frank Clawback Policy”) adheres to the listing standards of the NYSE and the rules of the SEC and requires the compensation committee to recoup certain cash and equity incentive compensation paid to or deferred by certain executives in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the Dodd-Frank Clawback Policy, the compensation committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.
Prohibition of Hedging and Pledging of Company Stock; Insider Trading
We have an insider trading policy that governs the purchase and sale and other disposition of Company securities by our directors, officers, employees and consultants. While the provisions of our insider trading policy are not applicable to transactions by the Company itself, transactions by the Company will only be made in accordance with applicable U.S. federal securities laws, including those relating to insider trading.
Our insider trading policy prohibits all employees (including our NEOs), consultants and the members of our board of directors from engaging in transactions to hedge their economic exposure to Company stock, including: engaging in, trading in or writing options; buying puts, calls or other derivative securities; or engaging in short selling or similar types of transactions. Furthermore, our insider trading policy prohibits all employees (including our NEOs) and the members of our board of directors from holding Company securities in margin accounts or pledging company securities as collateral for a loan.
Under our insider trading policy, all employees (including our NEOs) and the members of our board of directors and any other individuals with access to material non-public information are prohibited from engaging in transactions in Company securities during blackout periods (other than in accordance with a pre-approved Exchange Act Rule 10b5-1 trading plan). Non-employee directors and executive officers are required to pre-clear any transactions in Company securities or enter into a trading plan established according to Rule 10b5-1 under the Exchange Act. Trading plans may not be entered into or modified during blackout periods or when the individual is otherwise in possession of material nonpublic information about the company and the non-employee director or executive officer must pre-clear entering into any trading plan.
Our insider trading policy is intended to promote compliance with federal, state and foreign securities laws, NYSE listing standards and our obligations as a “control person” under the Insider Trading and Securities Fraud Enforcement Act of 1988 and Section 20(a) of the Exchange Act and the regulations thereunder, which include acting in good faith and avoiding directly or indirectly inducing the act or acts of violation or cause of action with respect to certain insider trading laws. We believe this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. A copy of our insider trading policy was filed as Exhibit 19.1 to our 2024 Annual Report.
Health and Welfare Benefits
Our executive officers are eligible to participate in our standard employee benefit plans, including medical, dental, vision, life, accidental death and disability, long-term disability, short-term disability and any other employee benefit or insurance plan made available to similarly located employees. We believe these benefits are consistent with those offered by companies with which we compete for employees.
We maintain a Section 401(k) retirement plan, which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, or the Code. In general, all of our U.S. employees are eligible to participate in this plan. Participants in the Section 401(k) plan may elect to defer the lesser of 90% of their current compensation or the statutory limit, and contribute that amount to the Section 401(k) plan. In 2024, we matched a certain percentage of contributions made by all U.S. employees, including our U.S.-based NEOs.
We also maintain a registered retirement savings plan (“RRSP”), which our NEO resident in Canada is eligible to participate in, along with all other employees resident in Canada. In 2024, we matched a certain percentage of contributions made to the RRSP by all Canadian employees, including our Canada-based NEOs, in our Canadian deferred profit sharing plan (“DPSP”).
The matching contribution amounts to our NEOs under our 401(k) Plan or RRSP/DPSP, as applicable, are shown under “Executive Compensation Tables—2024 Summary Compensation Table” in the column titled “All Other Compensation.”

We do not offer pension arrangements, non-qualified deferred compensation plans or other arrangements or significant perquisites to executive officers, outside of arrangements that may be provided to an individual working on international assignment at the request of the company.
Employment Agreements
We have entered into written employment agreements with each of our NEOs. Each of these agreements provides for “at will” employment, meaning that either we or the NEO may terminate the employment relationship at any time without cause. In addition, each of these agreements required the NEO to execute our standard Employee Proprietary Information and Arbitration Agreement. For detailed descriptions of these employment agreements with our NEOs, see “Executive Compensation Tables—Potential Payments Upon Change in Control” below.
Post-Employment Compensation Arrangements
We believe that reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly qualified executive officers. We further believe that when recruiting executive talent these arrangements are necessary to offer compensation packages that are competitive. The compensation committee does not consider the specific amounts payable under these post-employment compensation arrangements when determining the annual compensation of our NEOs.
The employment agreements with each of our NEOs provide for certain payments and benefits in the event of certain qualifying terminations of employment, including a qualifying termination of employment in connection with a change in control of the Company. Generally, prior to a change in control of the Company, severance benefits are payable to our NEOs if their employment is terminated by us other than for cause. During the 12-month period after a change in control of the Company, enhanced severance benefits are payable if the NEO’s employment is terminated by us without cause or as a result of a constructive termination of employment. All of our change in control severance benefits are “double-trigger” and would not be triggered solely by the occurrence of a change in control of the Company.
In the event of a change in control of the Company, to the extent Sections 280G or 4999 of the Code are applicable to an executive officer, including an NEO, they are entitled to receive either payment of the full amounts specified in their employment agreement to which they are entitled or payment of such lesser amount that does not trigger the excise tax imposed by Section 4999, whichever results in them receiving a higher amount after taking into account all federal, state, and local income, excise and employment taxes.
We do not provide excise tax payments (or “gross-ups”) relating to a change in control of the Company and have no such obligations in place with respect to any of our executive officers, including our NEOs.
Compensation Policies and Practices and Our Risk Management
We believe that our compensation policies and practices for all employees, including our NEOs, do not create risks that are reasonably likely to have a material adverse effect on us. Specifically, the compensation committee believes that the balanced utilization of the various elements of our executive compensation program:
•Supports the achievement of revenue growth, earnings and cash performance in variable economic and industry conditions without undue risk; and
•Mitigates the potential to reward risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and harm stockholder value.
The compensation committee routinely assesses our compensation policies and practices and takes these risk management considerations into account as part of its review.
Tax and Accounting Considerations
Tax Considerations
The compensation committee has not adopted a formal policy regarding tax treatment of compensation paid to our NEOs, but does consider all tax implications of potential compensation decisions as a factor in its compensation decisions.
We have not provided any of our executive officers or members of our board of directors with a "gross-up" or other reimbursement for tax amounts the individual might pay pursuant to Sections 280G and 4999 of the Code or Section 409A of the Code. Section 280G and related Code sections provide that executive officers, directors who hold significant stockholder interests and certain other service providers could be subject to significant additional taxes if they receive payments or benefits in connection with a change in control exceeding certain limits, and that we or our successor could lose a deduction on the amounts subject to the additional tax. Section 409A also imposes significant taxes on the individual in the event an executive officer, director or other service provider receives “deferred compensation” not meeting the requirements of Section 409A.
Accounting Considerations
The compensation committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). The full grant date fair value of equity awards granted during the year is reported in the Summary Compensation Table below, even though recipients may never realize any value from their PSU awards if performance targets are not met of it they do not provide continuous service through the applicable vesting period of the equity awards. Further, the value of both PSU awards (if earned) and RSU awards realized by the executives will ultimately depend on the market price of our common stock on the vesting dates, which may differ from the amounts included in the Summary Compensation Table.

REPORT OF THE COMPENSATION COMMITTEE
The material in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, and/or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent the Company specifically incorporates it by reference into such filing.
We, as members of the compensation committee of the Board, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

William Bock (Chair)
Michael Bingle
Michael Widmann

EXECUTIVE COMPENSATION TABLES
Executive Compensation
Summary Compensation Table
The following table presents 2022, 2023 and 2024 compensation information paid to or accrued for in the fiscal years indicated for our principal executive officer, our principal financial officer and our three other most highly compensated persons serving as executive officers as of the end of fiscal 2024. We refer to these executive officers as our “named executive officers” for fiscal 2024.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Nonequity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
John Pagliuca(6)	2024	485,000	5,557,626	339,500	13,800	6,395,926
Chief Executive Officer	2023	485,000	5,058,475	635,350	13,200	6,192,025
	2022	483,333	5,354,179	412,250	12,200	6,261,962
Tim O’Brien	2024	400,000	2,475,671	196,000	13,800	3,085,471
Chief Financial Officer	2023	400,000	2,377,477	366,800	13,200	3,157,477
	2022	350,833	2,462,919	241,400	12,200	3,067,352
Michael Adler	2024	425,000	1,616,760	208,250	13,800	2,263,810
Chief Technology and Product Officer	2023	425,000	1,517,535	389,725	13,200	2,345,460
	2022	398,333	1,606,250	272,000	12,200	2,288,783
Frank Colletti(6)	2024	305,155	1,818,855	149,526	4,354	2,277,890
Chief Revenue Officer	2023	309,706	1,568,127	284,000	5,033	2,166,866
Kathleen Pai	2024	410,000	1,364,135	200,900	13,800	1,988,835
Chief People Officer	2023	410,000	1,264,616	375,970	13,200	2,063,786
_______________
(1)Salary for each of the named executive officers have been prorated to reflect the portion of the year for which any increases were in effect during the applicable year.
(2)The amount reported in this column for fiscal 2022, 2023 and 2024 reflects the aggregate grant date fair value of PSUs and RSUs granted in February 2022, February 2023 and February 2024, respectively. The fair value of awards has been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), as further described in Note 10 in the Notes to our Consolidated Financial Statements in our 2024 Annual Report on Form 10-K. The maximum value for PSUs (as of the grant date), assuming the highest level of performance is achieved for such PSU, is provided for each executive in the table below.

PSUs Grant Date Fair Value ($)
		Target	Maximum
Mr. Pagliuca	2024	2,778,813	5,557,626
	2023	2,529,232	2,529,232
	2022	2,677,084	2,677,084
Mr. O’Brien	2024	1,237,829	2,475,657
	2023	1,188,738	1,188,738
	2022	1,231,454	1,231,454
Mr. Adler	2024	808,380	1,616,760
	2023	758,768	758,768
	2022	803,125	803,125
Mr. Colletti	2024	909,428	1,818,855
	2023	784,064	784,064
Ms. Pai	2024	682,061	1,364,121
	2023	632,308	632,308

(3)The amounts reported in this column represent the annual cash bonuses paid under the formulaic calculation of 2024 Executive Bonus Program. For a detailed discussion of these bonuses, see above under the caption “Executive Compensation—Compensation Discussion and Analysis—2024 Executive Compensation Program in Detail—Annual Cash Incentives.”

(4)Includes employer contribution to such executive officer’s 401(k) retirement plan or, for Mr. Colletti, to his Canadian deferred profit sharing plan.
(5)Mr. Pagliuca also serves on our board of directors, but does not receive any additional compensation in his capacity as a director.
(6)Amounts reported for Mr. Colletti with respect to salary, non-equity incentive plan compensation and all other compensation are based on the average daily conversion for the applicable calendar year between the Canadian Dollar and US Dollar as reported by the Bank of Canada. The difference in Mr. Colletti’s base salary between 2023 and 2024 is due to a change in this exchange rate.
2024 Grants of Plan-Based Awards Table
The following table provides information regarding grants of plan-based cash and equity awards to each of our NEOs in 2024.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards(3) ($)
			Threshold ($)	MidPoint ($)	Target ($)	Threshold (#)	Target (#)	Maximum (#)
John Pagliuca			242,500	485,000	970,000
	2/15/2024	2/7/2024							205,838	2,778,813
	2/15/2024	2/7/2024				102,919	205,838	411,676		2,778,813

Tim O’Brien			140,000	280,000	560,000
	2/15/2024	2/7/2024							91,692	1,237,842
	2/15/2024	2/7/2024				45,846	91,691	183,382		1,237,829

Michael Adler			148,750	297,500	595,000
	2/15/2024	2/7/2024							59,880	808,380
	2/15/2024	2/7/2024				29,940	59,880	119,760		808,380

Frank Colletti			106,805	213,609	427,218
	2/15/2024	2/7/2024							67,365	909,428
	2/15/2024	2/7/2024				33,683	67,365	134,730		909,428

Kathleen Pai			143,500	287,000	574,000
	2/15/2024	2/7/2024							50,524	682,074
	2/15/2024	2/7/2024				25,262	50,523	101,046		682,061

(1)Represents the formulaic annual cash bonus under the 2024 Executive Bonus Program. For a detailed discussion of the performance metrics, weighting and potential payouts under the 2024 Executive Bonus Program, see above under the caption “Executive Compensation—Compensation Discussion and Analysis—2024 Executive Compensation Program in Detail—Annual Cash Incentives.” For actual amounts paid pursuant to the formulaic calculation under the 2024 Executive Bonus Program, see “Executive Compensation Tables—Summary Compensation Table” above under the column titled “Non-Equity Incentive Plan Compensation.”
(2)Consists of the number of shares of our common stock potentially issuable based on the achievement of performance criteria under PSU awards, as originally set by the compensation committee in February 2024. The threshold, target and maximum number of shares of our common stock potentially issuable based on the achievement of the revised performance criteria under PSU awards, as set by the compensation committee in November 2024 is:

Name	Threshold (#)	Target (#)	Maximum (#)
John Pagliuca	102,919	161,377	341,691

Tim O’Brien	45,846	71,886	152,207

Michael Adler	29,940	46,946	99,401

Frank Colletti	33,683	52,814	111,826

Kathleen Pai	25,262	39,610	83,868

For a detailed discussion of the PSU awards, see above under the caption “Executive Compensation—Compensation Discussion and Analysis—2024 Executive Compensation Program in Detail—Long-Term Incentives.”
(3)Amount represents the aggregate grant date fair value of RSU or PSU awards granted, as the case may be, in accordance with ASC Topic 718.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
The material terms of our NEOs’ compensation for the fiscal year ended December 31, 2024, including base salaries, annual cash bonuses and other benefits, are described under “Executive Compensation—Compensation Discussion and Analysis—2024 Executive Compensation Program in Detail.”

2024 Outstanding Equity Awards at Fiscal Year End Table
The following table sets forth information regarding outstanding stock awards held by our named executive officers at December 31, 2024, all of which are denominated in shares of N-able common stock.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
John Pagliuca	21,483(3)	200,651
	71,873(4)	671,294
	65,164(5)	608,632
	212,799(6)	1,987,543
	137,061(7)	1,280,150
	205,838(8)	1,922,527
	205,838(9)	1,922,527
Tim O’Brien	8,593(3)	80,259
	33,062.00(4)	308,799
	29,975(5)	279,967
	100,015(6)	934,140
	64,419(7)	601,673
	91,691(8)	856,394
	91,692(9)	856,403
Michael Adler	22,914(10)	214,017
	21,562(3)	201,389
	19,549(4)	182,588
	63,839(6)	596,256
	41,118(7)	384,042
	59,880(8)	559,279
	59,880(9)	559,279
Frank Colletti	5,729(3)	53,509
	21,562(4)	201,389
	19,549(5)	182,588
	65,967(6)	616,132
	42,489(7)	396,847
	67,365(8)	629,189
	67,365(9)	629,189
Kathleen Pai	3,438(3)	32,111
	17,968(4)	167,821
	16,291(5)	152,158
	53,199(6)	496,879
	34,266(7)	320,044
	50,523(8)	471,885
	50,524(9)	471,894
_______________
(1)The stock awards reported in this column represent the unvested portion of outstanding restricted stock awards or RSU awards subject to time-based vesting conditions, including awards granted assumed by us in connection with the separation and distribution and awards granted by us under the 2021 Plan.
(2)These amounts were calculated as the product of the closing price of N-able’s common stock on December 31, 2024 (the last market trading day in 2024), which was $9.34, and the number of shares pursuant to the applicable award.

(3)Represents the unvested portion of RSUs that vest 25% on February 15, 2022 and 6.25% per quarter over the following twelve quarters on the respective quarterly vesting dates of May 15, August 15, November 15 and February 15, subject to continued service through each applicable date.
(4)Represents the unvested portion of RSUs that vest 25% on February 15, 2023 and 6.25% per quarter over the following twelve quarters on the respective quarterly vesting dates of May 15, August 15, November 15 and February 15, subject to continued service through each applicable date.
(5)Represents the unvested portion of a PSU award that was converted to an RSU upon the achievement of the performance criteria for fiscal year 2022, with one-third of such RSU vesting upon determination of such achievement level by our compensation committee and the remaining two thirds vesting in equal installments on each of February 15, 2024 and February 15, 2025.
(6)Represents the unvested portion of a PSU award that was converted to an RSU upon the achievement of the performance criteria for fiscal year 2023, with one-third of such RSU vesting upon determination of such achievement level by our compensation committee and the remaining two thirds vesting in equal installments on each of February 15, 2025 and February 15, 2026.
(7)Represents the unvested portion of RSUs that vest 25% on February 15, 2024 and 6.25% per quarter over the following twelve quarters on the respective quarterly vesting dates of May 15, August 15, November 15 and February 15, subject to continued service through each applicable date.
(8)Represents the earned and unvested portion of PSUs based upon performance criteria for fiscal year 2024, with one-third of such PSU vesting upon determination of such achievement level by our compensation committee in February 2025 and the remaining two thirds vesting in equal installments on each of February 15, 2026 and February 15, 2027.
(9)Represents RSUs that vest 25% on February 15, 2025 and 6.25% per quarter over the following twelve quarters on the respective quarterly vesting dates of May 15, August 15, November 15 and February 15, subject to continued service through each applicable date.
(10)Represents the unvested portion of RSUs that vest 25% on the anniversary of May 15, 2021 and 6.25% per quarter over the following twelve quarters on the respective quarterly vesting dates of May 15, August 15, November 15 and February 15, subject to continued service through each applicable date.
2024 Option Exercises and Stock Vested Table
The following table presents certain information regarding the vesting of RSU awards (including RSUs that became such upon conversion from PSU awards after the achievement of performance criteria in prior years) in 2024. The value realized upon the vesting of the RSU awards was based on the closing market price of our common stock on the date of vesting multiplied by the number of shares for which such awards were settled and includes the value of shares withheld to satisfy the NEO’s tax obligations in connection with the vesting event. None of our named executive officers held any stock options in 2024.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John Pagliuca	537,207	7,040,674
Tim O’Brien	235,532	3,086,944
Michael Adler	152,463	2,005,477
Frank Colletti	156,620	2,053,152
Kathleen Pai	142,617	1,880,313
Potential Payments upon Termination or Change in Control
We have entered into employment agreements with each of our NEOs that provide for specific payments and benefits in the event of the termination of his employment. The following description of these payments and benefits are intended as a summary only and are qualified in their entirety by reference to the employment agreements that are filed as exhibits to our 2024 Annual Report. The severance payments and benefits described below are contingent on the NEO signing a general release of claims against us and subject to his compliance with certain confidentiality, non-compete and non-solicitation obligations.
In the event that the employment of Mr. Pagliuca is terminated other than for cause, or as a result of a constructive termination, Mr. Pagliuca is entitled to:
•a lump-sum cash severance payment equivalent to 18 months of his then-current base salary;
•reimbursement of his and his dependents’ health and dental care continuation premiums for 18 months;
•any earned but unpaid bonus payments for the year in which the termination occurs, on a pro rata basis, based on the level at which the Board determines that the applicable performance objectives are reasonably likely to be satisfied; and
•acceleration of Mr. Pagliuca’s outstanding PSUs for which the performance-vesting condition has been satisfied prior to termination, that would have vested within the 12 months following termination.

In the event that the employment of Mr. Pagliuca is terminated other than for cause, or as a result of a constructive termination of employment, during the 12-month period after a change in control, he will be entitled to (i) the benefits described above, (ii) a lump sum payment equal to 100% of his annual target bonus, and (iii) immediate and full vesting of all of his outstanding and unvested equity awards as of the date of such termination of employment.
In the event of a change of control, even if his employment is not terminated, all of the PSU awards held by Mr. Pagliuca shall thereafter be subject only to time-based vesting based upon the following schedule: (i) 25% on the first anniversary of the grant date and (ii) 6.25% on each quarterly anniversary thereafter (or such other more favorable condition for PSU to RSU conversion as may be agreed between Mr. Pagliuca and the Company).
In the event that the employment of Messrs. O’Brien, Adler or Colletti or Ms. Pai is terminated other than for cause and not as a result of death or disability, such NEO will be entitled to:
•a lump-sum cash severance payment equivalent to 12 months of their then-current base salary;
•reimbursement of the executive’s and their dependents’ health and dental care continuation premiums for 12 months; and
•any earned but unpaid bonus payments.
In the event that the employment of Messrs. O’Brien, Adler or Colletti or Ms. Pai is terminated other than for cause, or as a result of a constructive termination of employment, during the 12-month period after a change in control, such executive will be entitled to (i) the benefits described above, (ii) an additional lump-sum cash severance payment equivalent to 6 months of their then-current base salary; and (iii) immediate and full vesting of all of their outstanding and unvested equity awards as of the date of such termination of employment.

The following table sets forth the estimated amount of compensation or other benefits potentially payable to each of our NEOs in the event of a termination of employment and/or a change in control in various scenarios, as if such termination of employment had occurred on December 31, 2024. Actual amounts to be paid can only be determined at the time of such NEO’s termination of employment.

			Termination without Change in Control		Termination upon Change in Control
	For Cause / Voluntary Termination / Disability / Death ($)	Change of Control ($)	Other than For Cause Termination ($)	Constructive Termination ($)	Other than For Cause / Constructive Termination ($)
John Pagliuca
Cash Severance(1)	—	—	727,500	727,500	727,500
Bonus(2)	—	—	485,000	485,000	485,000
Medical Benefits(3)	—	—	39,739	39,739	39,739
Equity Acceleration(4) (5) (6)	—	—	2,050,999	2,050,999	8,593,323
Estimated Total	—	—	3,303,238	3,303,238	9,845,562

Tim O’Brien
Cash Severance(1)	—	—	400,000	—	600,000
Bonus(2)	—	—	280,000	—	280,000
Medical Benefits(3)	—	—	26,493	—	26,493
Equity Acceleration(6)	—	—	—	—	3,917,635
Estimated Total	—	—	706,493	—	4,824,128

Michael Adler
Cash Severance(1)	—	—	425,000	—	637,500
Bonus(2)	—	—	297,500	—	297,500
Medical Benefits(3)	—	—	26,493	—	26,493
Equity Acceleration(6)	—	—	—	—	2,696,850
Estimated Total	—	—	748,993	—	3,658,343

Frank Colletti(7)
Cash Severance(1)	—	—	309,706	—	464,559
Bonus(2)	—	—	216,794	—	216,794
Medical Benefits(3)	—	—	3,023	—	3,023
Equity Acceleration(6)	—	—	—	—	2,708,843
Estimated Total	—	—	529,523	—	3,393,219

Kathleen Pai
Cash Severance(1)	—	—	410,000	—	615,000
Bonus(2)	—	—	287,000	—	287,000
Medical Benefits(3)	—	—	25,506	—	25,506
Equity Acceleration(6)	—	—	—	—	2,112,792
Estimated Total	—	—	722,506	—	3,040,298

(1)This amount represents the lump sum cash severance amount payable under our employment agreements with our NEOs based on base salary as of December 31, 2024.
(2)This amount represents the formulaic annual cash bonus under the 2024 Executive Bonus Program. For purposes of this disclosure, achievement is assumed to be 100% of the target level, but actual achievement may vary. The compensation committee’s certification of achievement for the 2024 Executive Bonus Plan was completed in the first quarter of 2025. For actual achievement level for 2024, see above under the caption ““Executive Compensation—Compensation Discussion and Analysis—2024 Executive Compensation Program in Detail—Annual Cash Incentives.” For actual amount paid under the formulaic annual cash bonus under the 2024 Executive Bonus Program, see above under “Executive Compensation Tables—Summary Compensation Table” in the column titled “Non-Equity Incentive Plan Compensation.”
(3)Calculated based on the premiums payable to elect benefit continuation coverage by the NEO pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, (COBRA) for the applicable continuation period, and for the actual level of group medical, dental and vision coverage in effect as of December 31, 2024, other than Mr. Colletti. For Mr. Colletti, the amount reflects the cost of continued coverage under our Canadian group health care program based on the rates as of December 31, 2024.
(4)In the event of a change of control, even if his employment is not terminated, all of the PSU awards held by Mr. Pagliuca shall thereafter be subject only to time-based vesting based upon the following schedule: (i) 25% on the first anniversary of the grant date and (ii) 6.25% on each quarterly anniversary thereafter (or such other more favorable condition for PSU to RSU conversion as may be agreed between Mr. Pagliuca and the Company).
(5)In the event of termination “other than for cause” without a change in control, Mr. Pagliuca will receive acceleration of his outstanding PSUs for which the performance-vesting condition has been satisfied prior to termination, that would have vested within the 12 months following termination. The amount here for Mr. Pagliuca reflects actual achievement of PSU awards held by him as of December 31, 2024 calculated based on the closing price of our common stock as listed on the NYSE on December 31, 2024, which was $9.34 per share.
(6)For the NEOs, this amount includes the deemed full acceleration of all outstanding unvested shares of restricted stock, RSU awards and PSU awards held by the NEO as of December 31, 2024 calculated based on the closing price of our common stock as listed on the NYSE on December 31, 2024, which was $9.34 per share, and assumes acceleration of PSUs for which performance has not been certified at target achievement levels.
(7)Amounts reported for Mr. Colletti with respect to cash severance, bonus and medical benefits are based on the average daily conversion for the calendar year ended December 31, 2024 between the Canadian Dollar and US Dollar as reported by the Bank of Canada.
CEO Pay Ratio
We are disclosing the following information about the relationship of the median of the annual total compensation of all our employees, excluding our CEO, and the annual total compensation of John Pagliuca, our CEO, as of December 31, 2024, in accordance with Item 402(u) of Regulation S-K.
CEO Pay Ratio for 2024
•The median of the annual total compensation of all our employees, excluding our CEO, was $77,894;
•The annual total compensation of our CEO, using the data set forth in the “Total” column of the 2024 Summary Compensation Table was $6,395,926; and
•The ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees was 82 to 1.
Methodology
The methodology used to identify the employee with compensation at the median of the annual total compensation of all our employees was based on the following.
Because the impact of foreign exchange rates significantly impacted the prior median’s salary as converted to U.S. dollars and our employee population increased by 3.5% during 2024, we identified a new median employee for 2024. Our median employee was identified from all full-time, part-time, seasonal and temporary employees (other than our CEO) as of December 31, 2024, the last day of our fiscal year. A consistent compensation measure was applied to all employees, which was the sum of the following amounts: (i) salary or gross wages paid for 2024 and (ii) target incentive compensation for 2024 (including corporate bonus plan and commission plans under our sales and services incentive plans). Amounts under items (i) and (ii) above were annualized for any permanent employees who commenced work during 2024. We selected the foregoing compensation elements because they represented our principal broad-based compensation elements. Payments not made in U.S. dollars were converted to U.S. dollars using the foreign exchange rates in effect as of December 31, 2024. After identifying the median employee, we calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our named executive officers in the 2024 Summary Compensation Table.
Calculation
Using this approach, we selected the individual at the median of our employee population, who was a full-time employee based in Canada.
The pay ratio above is a reasonable estimate calculated in a manner consistent with the SEC rules. The SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their employee population and compensation practices, therefore the pay ratio reported by other companies may not be comparable to our pay ratio. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
Pay versus Performance
Since the separation and distribution from SolarWinds on July 19, 2021, the compensation committee approves and administers our executive compensation program, to align executive compensation with stockholder interests by linking pay to performance. Our overall compensation program includes a mix of short-term and long-term components through our annual incentive plan. Prior to the separation and distribution, we operated as a business unit of SolarWinds and not as an independent company. Our compensation committee did not begin meeting until after the completion of the separation and distribution. As a result, SolarWinds determined the compensation of our executive officers for the portion of 2021 through July 19, 2021.
Our emphasis on incentive compensation results in higher total realized pay when our stock price appreciates. Conversely, declines in our stock price result in lower realized pay, including the possibility that some awards pay zero at the end of their performance period.
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the compensation actually paid to our named executive officers calculated as disclosed below and certain aspects of our financial performance. The compensation committee did not utilize “compensation actually paid” as computed under Item 402(v) of Regulation S-K and calculated as described below as a basis for making its executive compensation decisions for any of the fiscal years included in the tables and charts below. For further information concerning our pay for performance philosophy and how our executive compensation program is intended to align with our performance, please refer to “Executive Compensation - Compensation Discussion and Analysis.”

Year (a)	Summary Compensation Table Total for PEO (b)(1)(2)	Compensation Actually Paid to PEO (c)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (d)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs (e)(4)	Value of Initial Fixed $100 Investment Based on:		Net Income (h)(7)	Company-Selected Measure: Bonus ARR (i)(8)
					Total Shareholder Return (f)(5)	Peer Group Total Shareholder Return (g)(6)
							(in thousands)	(in millions)
2024	$6,395,926	$1,096,453	$2,404,001	$660,431	$75	$144	$30,958	$457.7
2023	$6,192,025	$13,677,891	$2,433,397	$2,853,732	$106	$115	$23,412	$430.7
2022	$6,261,962	$4,823,891	$2,678,069	$2,245,444	$82	$91	$16,707	$408.3
2021	$9,486,833	$7,907,506	$3,472,614	$2,983,574	$89	$112	$113	$364.3
________________
(1)John Pagliuca served as our Principal Executive Officer (“PEO”) during the periods presented. Our other NEOs (other than our PEO), for 2022 and 2021, were Tim O’Brien and Michael Adler and, for 2023 and 2024, were Tim O’Brien, Michael Adler, Frank Colletti and Kathleen Pai.
(2)The dollar amounts reported in columns (b) and (d) represent (i) the total compensation reported in the Summary Compensation Table for the applicable fiscal year in the case of our PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable fiscal year for our NEOs as a group (excluding our PEO) for the applicable fiscal year.
(3)The dollar amounts reported in column (c) represent the “compensation actually paid” to our PEO, as calculated in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to our PEO during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEO’s total compensation for each covered fiscal year to determine the “compensation actually paid” to our PEO for such year.

PEO
			2021	2022	2023	2024
	Summary Compensation Table - Total Compensation	(a)	$9,486,833	$6,261,962	$6,192,025	$6,395,926
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$8,593,025	$5,354,179	$5,058,475	$5,557,626
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$7,630,606	$4,728,605	$6,396,080	$4,269,080
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$(550,990)	$(436,594)	$7,829,767	$(1,987,766)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	—	—	—	—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$(65,918)	$(375,903)	$(970,431)	$(2,023,161)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	—	—	$711,075	—
=	Compensation Actually Paid		$7,907,506	$4,823,891	$13,677,891	$1,096,453

(a) Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year.
(b) Represents the aggregate grant date fair value of the stock awards granted to our PEO during the indicated fiscal year, computed in accordance with FASB ASC Topic 718. Amounts shown are the amounts reported in the Summary Compensation Table.
(c)Represents the aggregate fair value as of the indicated fiscal year-end of our PEO’s outstanding and unvested stock awards granted during such fiscal year, computed in accordance with FASB ASC Topic 718.
(d) Represents the aggregate change in fair value during the indicated fiscal year (from the end of the prior fiscal year) of the outstanding and unvested stock awards held by our PEO, as of the last day of the indicated fiscal year granted in any prior fiscal year, computed in accordance with FASB ASC Topic 718.
(e) Represents the fair value as of the vesting of the stock awards granted to our PEO that were granted and vested in the same indicated fiscal year, as computed in accordance with FASB ASC Topic 718.
(f) Represents the aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award held by our PEO that was granted in a prior fiscal year and which satisfied all applicable vesting conditions during the indicated fiscal year, computed in accordance with FASB ASC Topic 718.
(g) Represents the aggregate fair value as of the last day of the prior fiscal year of each stock award held by our PEO that was granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC Topic 718.
(4)The dollar amounts reported in column (e) represent the “compensation actually paid” to our NEOs as a group (other than our PEO), as calculated in accordance with Item 402(v) of Regulation S-K for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to NEOs as a group (excluding our PEO) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the total compensation of our NEOs as a group for each covered fiscal year to determine the average “compensation actually paid” to our NEOs for such year:

Average NEOs
			2021	2022	2023	2024
	Summary Compensation Table - Total Compensation	(a)	$3,472,614	$2,678,069	$2,433,397	$2,404,001
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	(b)	$2,864,338	$2,034,585	$1,681,939	$1,818,855
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	(c)	$2,543,532	$1,796,867	$2,146,984	$1,397,150
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	(d)	$(144,159)	$(133,386)	$463,417	$(670,080)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	(e)	—	—	—
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(f)	$(24,075)	$(61,521)	$(288,995)	$(651,785)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(g)	—	—	$219,132	—
=	Compensation Actually Paid		$2,983,574	$2,245,444	$2,853,732	$660,431

See note (1) above for the NEOs included in the average for each indicated fiscal year.
(a) Represents the average Total Compensation as reported in the Summary Compensation Table for our NEOs as a group (other than our PEO) in the indicated fiscal year.
(b) Represents the average aggregate grant date fair value of the stock awards and option awards granted to our NEOs as a group (other than our PEO during the indicated fiscal year, computed in accordance with FASB ASC Topic 718. Amounts shown are the amounts reported in the Summary Compensation Table.
(c) Represents the average aggregate fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards and option awards of our NEOs as a group (other than our PEO) granted during such fiscal year, computed in accordance with FASB ASC Topic 718.
(d) Represents the average aggregate change in fair value during the indicated fiscal year (from the end of the prior fiscal year) of the outstanding and unvested stock awards and option awards held by our NEOs as a group (other than our PEO) as of the last day of the indicated fiscal year granted in any prior fiscal year, computed in accordance with FASB ASC Topic 718.

(e) Represents the average aggregate fair value as of the vesting of the stock awards and option awards that were granted to our NEOs as a group (other than our PEO) that were granted and vested in the same indicated fiscal year, computed in accordance with FASB ASC Topic 718.
(f) Represents the average aggregate change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award and option award held by our NEOs as a group (other than our PEO) that was granted in a prior fiscal year and which satisfied all applicable vesting conditions during the indicated fiscal year, computed in accordance with FASB ASC Topic 718.
(g) Represents the average aggregate fair value as of the last day of the prior fiscal year of the stock awards and option awards held by our NEOs as a group (other than our PEO) that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with FASB ASC Topic 718.
(5)Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested in our common stock on December 31, 2020, using the closing stock price of the end of the day. Cumulative total stockholder return “TSR” is calculated by dividing the sum of the cumulative amount of dividends during the measurement period, assuming dividend reinvestment, and the difference between our share price at the end of the applicable measurement period and the beginning of the measurement period (December 31, 2020) by our share price at the beginning of the measurement period.
(6)The TSR Peer Group reflects an assumed $100 investment in the S&P 500 Information Technology Index consistent with the time frame that N-able’s TSR is measured.
(7)The dollar amounts reported represent the amount of GAAP net income (loss) reflected in our audited financial statements for each covered fiscal year.
(8)Bonus ARR is a key driver of the Company’s performance and stockholder value creation and represented 66% of our corporate performance component of our 2024 Executive Bonus Program. The other 34% of the corporate performance of our 2023 Executive Bonus Program was based on Cash Profit Metric. Bonus ARR, which is used for determining performance under the 2024 Executive Bonus Program, differs from ARR referenced from time to time in our financial releases and other filings with the SEC because the compensation committee adjusts the ARR used for compensation purposes for foreign exchange rates and/or excludes certain items that we consider to be non-recurring in nature, such as the impact of the Adlumin acquisition in 2024.
Financial Performance Measures
As described in greater detail in “Executive Compensation-Compensation Discussion and Analysis,” our executive compensation program is designed to reflect our variable “pay-for-performance” philosophy. The performance measures that we use for both our short-term and long-term incentive award programs are selected based on an objective of incentivizing our CEO and our other NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by us to link executive compensation actually paid to our CEO and our other NEOs, for the most recently completed fiscal year, to our performance, listed in no particular order, are as follows: Bonus ARR and Cash Profit Metric.
Additional information about each of these performance measures and the role of our performance in each of these measures in determining our executive compensation are discussed in greater detail in “Executive Compensation-Compensation Discussion and Analysis.”
Relationship Between Pay and Performance
We believe “compensation actually paid” over 2021, 2022, 2023 and 2024 are reflective of the compensation committee’s emphasis on aligning pay and performance given the movement in “compensation actually paid.” The following charts illustrate the relationship between pay and performance, in accordance with Item 402(v) of Regulation S-K.

Compensation Actually Paid vs. TSR
Compensation Actually Paid ($000)
$15,000
$10,000
$5,000
$—
Value of Initial $100 Investment (TSR)
$150
$120
$90
$60
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return

Relationship Between Compensation Paid to the PEO and Average Other NEOs and the Company’s Cumulative TSR
Our PEO’s “compensation actually paid” was generally impacted by our TSR performance, given the leverage of our compensation program towards equity compensation. However, “compensation actually paid” to our PEO and NEOs for 2021 was anomalously greater as a result of one-time new hire equity awards granted to Mr. Adler and one-time equity awards granted to Mr. Pagliuca and Mr. O’Brien in connection with their appointment to the positions of chief executive officer and chief financial officer, respectively. The average “compensation actually paid” for our other NEOs was also similarly impacted by our TSR performance.

Compensation Actually Paid vs. Net Income
$16,000
$12,000
$8,000
$4,000
$—
Compensation Actually Paid ($000)
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$—
Net Income ($000)
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income

Relationship Between Compensation Paid to the PEO and Average Other NEOs and the Company’s Net Income (Loss)
We do not use GAAP or non-GAAP net income (loss) as a financial performance measure in our overall executive compensation program. Please refer to our 2024 Annual Report for further information on our net income over the last four-year period.

Compensation Actually Paid vs. Bonus ARR
Compensation Actually Paid ($000)
$16,000
$12,000
$8,000
$4,000
$—
Bonus ARR ($ millions)
$480.0
$420.0
$360.0
$300.0
$240.0
2021
2022
2023
2024
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
ARR

Relationship Between Compensation Paid to the PEO and Average Other NEOs and the Company’s Bonus ARR
As described further above, management believes that Bonus ARR is a key measure of the Company’s performance and stockholder value creation.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Sponsors as Our Controlling Stockholders
As of March 25, 2025, the Sponsors collectively held approximately 111,564,512 shares of N‑able common stock, representing approximately 59.0% of voting power. For as long as the Sponsors continue to control more than 50% of the outstanding shares of N-able common stock, the Sponsors may direct the election of all the members of our board of directors. Similarly, the Sponsors have the power to determine matters submitted to a vote of our stockholders without the consent of our other stockholders, have the power to prevent a change in control of us and have the power to take certain other actions that might be favorable to the Sponsors. In addition, pursuant to the terms of the stockholders’ agreement with the Sponsors described below, we are obligated to reimburse the Sponsors and certain of their affiliates for certain out-of-pocket costs and expenses incurred in connection with the separation and distribution, certain advisory services and their ownership of N-able stock.
Stockholders’ Agreement
We have entered into a stockholders’ agreement with the Sponsors, as well as other investors named therein (the “co-investors”), in connection with the separation and distribution. The stockholders’ agreement, as further described below, contains specific rights, obligations and agreements of these parties as owners of our common stock. In addition, the stockholders’ agreement contains provisions related to nominations to our board of directors, which are discussed under “Corporate Governance—Board of Directors,”” and provides that we are obligated to reimburse the Sponsors and certain of their affiliates for certain out-of-pocket costs and expenses incurred in connection with the separation and distribution, certain advisory services and their ownership of N-able stock.
On March 16, 2023, a stockholder who is not party to the agreement filed a Complaint for Declaratory Relief in the Court of Chancery of the State of Delaware against us seeking, among other relief, class action certification and a declaratory judgment that certain provisions in the stockholders’ agreement are unenforceable. On July 25, 2024, the court issued an opinion (i) granting the stockholder plaintiff’s motion for summary judgment and declaring certain provisions of the stockholders’ agreement facially invalid and unenforceable as a matter of Delaware law, including, among others, provisions relating to the election and removal of directors, the composition of committees, and, so long as ownership thresholds were met, approval rights of the stockholders party to the stockholders’ agreement over entering into or effecting a change of control of the Company, acquisitions in excess of $150 million, sales and dispositions of assets or securities in excess of $300 million, the incurrence of indebtedness in excess of $300 million, and the hiring or firing of the CEO and (ii) granting our motion for summary judgment as to the facial validity of provisions related to the nomination of directors and our use of reasonable best efforts to secure the election of certain nominees. On December 2, 2024, the court awarded the plaintiff attorneys a fee of $2.3 million and on December 13, 2024, the court entered an order implementing an agreement between the Company and the plaintiff for a discounted fee award of $1.75 million in exchange for the Company’s agreement to waive its right to appeal any of the rulings of the court in this action.
Voting Agreement
Under the stockholders’ agreement, the Sponsors have agreed to take all necessary action, including casting all votes to which such stockholders are entitled to cast at any annual or special meeting of stockholders, to carry out the intent of the provisions of the stockholders’ agreement related to the composition of the board of directors.
Transfer Restrictions
Under the stockholders’ agreement, our management is also subject to customary transfer restrictions which require compliance with the terms of the stockholders’ agreement, the Securities Act and any applicable state securities laws.
Indemnification
Under the stockholders’ agreement, we agreed, subject to certain exceptions, to indemnify the Sponsors and various respective affiliated persons from certain losses arising out of the indemnified persons’ investment in, or actual, alleged or deemed control or ability to influence, us.
Corporate Opportunities
The stockholders’ agreement contains a covenant that requires our restated charter to provide for a renunciation of corporate opportunities presented to the Sponsors and their respective affiliates and the Silver Lake Directors and the Thoma Bravo Directors to the maximum extent permitted by Section 122(17) of the DGCL.
Registration Rights Agreement
We have entered into a registration rights agreement with the Sponsors with customary representations, warranties and covenants, pursuant to which we have granted the Sponsors and their affiliates certain registration rights with respect to N-able common stock owned by them. Such shares are freely tradable in the public market to the extent sold pursuant to the registration statement filed by us pursuant to our obligations. Such shares are freely tradable in the public market to the extent sold pursuant to the registration statement filed by us pursuant to our obligations.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a formal written policy providing that our audit committee is responsible for reviewing “related party transactions,” which are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships), to which we are a party, in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has, had or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our capital stock, in each case since the beginning of the most recently completed year, and any of their immediate family members. In determining whether to approve or ratify any such transaction, our audit committee will consider, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction.
Limitations of Liability; Indemnification of Directors and Officers
Section 145 of the DGCL authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents. As permitted by Delaware law, our charter and bylaws provide that, to the fullest extent permitted by Delaware law, no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Pursuant to Delaware law, such protection would not be available for liability:
•    for any breach of a duty of loyalty to us or our stockholders;

•    for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•    for any transaction from which the director derived an improper benefit; or
•    for an act or omission for which the liability of a director is expressly provided by an applicable statute, including unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL.
Our charter and bylaws also provide that if Delaware law is amended after the approval by our stockholders of the charter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.
Our charter and bylaws further provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also authorize us to indemnify any of our employees or agents and authorize us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.
In addition, our bylaws provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the bylaws are not exclusive.
The limitation of liability and indemnification provisions in our charter and bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in material claims for indemnification. We believe that our indemnity agreements and our charter and bylaws are necessary to attract and retain qualified persons as directors and executive officers.
Indemnity Agreements
We have entered into indemnity agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each such director and executive officer to the fullest extent permitted by Delaware law and our charter and bylaws for expenses such as, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action by or in our right, arising out of the person’s services as our director or executive officer or as the director or executive officer of any subsidiary of ours or any other company or enterprise to which the person provides services at our request. We also maintain directors’ and officers’ liability insurance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding ownership of our common stock as of March 25, 2025 by (a) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of common stock, (b) each of our directors and nominees for director, (c) each of our named executive officers and (d) all directors and executive officers as a group.
Beneficial ownership in this table is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group that may be exercised within 60 days after March 25, 2025, as well as shares issuable upon the vesting of restricted stock units held by the respective person or group that will vest within 60 days after March 25, 2025. For purposes of calculating each person’s or group’s percentage ownership, stock options exercisable within 60 days after March 25, 2025 and restricted stock units that will vest within 60 days after March 25, 2025 are included for that person or group (but the stock options or restricted stock units of any other person or group are not included). For each person and group included in the table, percentage ownership is based on 188,957,206 shares of our common stock outstanding as of March 25, 2025.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
Entities affiliated with Silver Lake(1)	61,473,869	32.5%
Thoma Bravo Funds(2)	50,090,643	26.5%
BlackRock, Inc.(3)	11,253,874	6.0%
Directors and Executive Officers
Mike Bingle(4)	91,353	*
William Bock(4)	92,638	*
Ann Johnson(4)	48,797	*
Darryl Lewis(4)	72,295	*
Cam McMartin(4)	72,295	*
Michael Widmann(4)	82,093	*
John Pagliuca(5)	928,364	*
Tim O’Brien(6)	284,410	*
Michael Adler(7)	290,546	*
Frank Colletti(8)	264,572	*
Kathleen Pai(9)	339,870	*
All directors and executive officers as a group (12 persons)(10)	2,904,410	1.5%
_______________
*Less than 1%
(1)Consists of 43,338,406 shares of common stock held directly by Silver Lake Partners IV, L.P., the general partner of which is Silver Lake Technology Associates IV, L.P., or SLTA IV, the general partner of which is SLTA IV (GP), L.L.C., or SLTA GP IV; 712,320 shares of common stock held directly by Silver Lake Technology Investors IV, L.P., the general partner of which is SLTA IV; 17,323,318 shares of common stock held directly by SLP Aurora Co-Invest, L.P., the general partner of which is SLP Denali Co-Invest GP, L.L.C., the managing member of which is Silver Lake Technology Associates III, L.P., the general partner of which is SLTA III (GP), L.L.C., or SLTA GP III; and 99,825 shares of common stock held directly by SLTA IV. Silver Lake Group, L.L.C. is the managing member of each of SLTA GP IV and SLTA GP III. The address of each of the entities identified in this footnote is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, California 94025.
(2)Includes 16,333,201 shares of common stock held directly by Thoma Bravo Fund XI, L.P., 8,202,937 shares of common stock held directly by Thoma Bravo Fund XI-A, L.P., 8,079,625 shares of common stock held directly by Thoma Bravo Fund XII, L.P., 7,145,401 shares of common stock held directly by Thoma Bravo Fund XII-A, L.P., 360,326 shares of common stock held directly by Thoma Bravo Executive Fund XI, L.P., 79,070 shares of common stock held directly by Thoma Bravo Executive Fund XII, L.P., 70,260 shares of common stock held directly by Thoma Bravo Executive Fund XII-A, L.P., 6,610,607 shares of common stock held directly by Thoma Bravo Special Opportunities Fund II, L.P., and 3,209,216 shares of common stock held directly by Thoma Bravo Special Opportunities Fund II-A, L.P. Thoma Bravo Partners XI, L.P., or TB Partners XI, is the general partner of each of Thoma Bravo Fund XI, L.P., Thoma Bravo Fund XI-A, L.P., Thoma Bravo Special Opportunities Fund II, L.P., Thoma Bravo Special Opportunities Fund II-A, L.P. and Thoma Bravo Executive Fund XI, L.P. Thoma Bravo Partners XII, L.P., or TB Partners XII, is the general partner of each of Thoma Bravo Fund XII, L.P., Thoma Bravo Fund XII-A, L.P., Thoma Bravo Executive Fund XII, L.P. and Thoma Bravo Executive Fund XII-A, L.P. Thoma Bravo is the ultimate general partner of each of TB Partners XI and TB Partners XII. By virtue of the relationships described in this footnote, Thoma Bravo may be deemed to exercise voting and dispositive power with respect to the shares held by the Thoma Bravo Funds. The principal business address of the entities identified herein is c/o Thoma Bravo, L.P., 110 N. Wacker Drive, 32nd Floor, Chicago, Illinois 60606.
(3)This information is as of December 31, 2023 and is based solely on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 6, 2024 (the “BlackRock Schedule 13G”). In accordance with the disclosures set forth in the BlackRock Schedule 13G, BlackRock, Inc. reports sole voting power over 11,146,689 shares of Class A Common Stock and sole dispositive power over 11,253,874 shares of Class A Common Stock. BlackRock,

Inc. also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned. BlackRock, Inc. has an address of 50 Hudson Yards, New York, NY 10001.
(4)Includes 14,229 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of March 25, 2025.
(5)Includes 42,467 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of March 25, 2025.
(6)Includes 19,499 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of March 25, 2025.
(7)Includes 35,537 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of March 25, 2025.
(8)Includes 13,243 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of March 25, 2025.
(9)Includes 10,558 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of March 25, 2025.
(10)Includes 240,033 shares of common stock issuable upon the vesting of restricted stock units that will vest within 60 days of March 25, 2025.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2024 about our common stock that may be issued under the Company's equity incentive plans, including the 2021 N-able, Inc. Equity Incentive Plan, or 2021 Plan and the 2021 N-able, Inc. Employee Stock Purchase Plan, or ESPP.

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	8,306,328	(1)	$0.60	(2)	18,742,334	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	8,306,328		$0.60		18,742,334
______________
(1)Includes 47,903 shares subject to outstanding options, 6,646,030 shares subject to RSUs and 1,612,395 shares subject to PSUs, assuming target performance is achieved. Excludes restricted stock, whether vested or unvested. All outstanding awards were granted under the 2021 Plan, including awards relating to SolarWinds common stock that were converted into awards relating to our common stock in connection with the completion of the separation and distribution. Excludes purchase rights that accrue under the ESPP. Purchase rights under the ESPP are considered equity compensation for accounting purposes; however, the number of shares to be purchased is indeterminable until the time shares are actually issued, as automatic employee contributions may be terminated before the end of an offering period and the purchase price is not yet known.
(2)RSUs and PSUs, which do not have an exercise price, are excluded from the calculation of weighted average exercise price. Also excludes purchase rights under the ESPP for the reasons described above.
(3)As of December 31, 2024, an aggregate of (i) 16,791,673 shares of common stock were available for issuance under the 2021 Plan and (ii) 1,950,661 shares of common stock were available for issuance under the ESPP.

OTHER MATTERS
As of the time of preparation of this proxy statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the notice of annual meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their best judgment.
We will pay all expenses in connection with the solicitation of proxies for the annual meeting. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, electronically, in writing or in person, without receiving any extra compensation for such activities.
Accompanying this proxy statement, and posted on our website with this proxy statement, is our 2024 Annual Report. A copy of our 2024 Annual Report, as filed with the SEC, is available free of charge on the “Financials” portion of our website at investors.n-able.com.
The Board of Directors of N-able, Inc.
Burlington, Massachusetts
April 11, 2025

11 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 0 2 0 0 0 0 0 0 0 0 0 0 JOB # 1 O F 2 1 OF 2PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX] DateDate CONTROL # SHARES SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 00 00 66 11 34 _1 R 1. 0. 0. 2 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Class I Directors Nominees 01) William Bock 02) John Pagliuca N-ABLE, INC. 30 CORPORATE DRIVE, SUITE 400 BURLINGTON, MA 01803 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/21/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NABL2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/21/2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. Non-binding advisory vote to approve the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

00 00 66 11 34 _2 R 1. 0. 0. 2 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com N-ABLE, INC. Annual Meeting of Shareholders May 22, 2025 9:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) John Pagliuca, Tim O’Brien and Peter C. Anastos, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of N-ABLE, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/NABL2025 at 09:00 AM, EDT on May 22, 2025 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side